EXHIBIT 4(b)

FOURTH AMENDED AND RESTATED SECURITY AGREEMENT
This Fourth Amended and Restated Security Agreement (the “Agreement”) is dated as of November 25, 2013, by and among the parties executing this Agreement under the heading “Debtors” on the signature pages hereto (such parties, along with any parties who execute and deliver to the Agent an agreement in the form attached hereto as Schedule H, being hereinafter referred to collectively as the “Debtors” and individually as a “Debtor”) and Bank of Montreal, a Canadian chartered bank acting through its Chicago branch (“BMO”), with its mailing address at 111 West Monroe Street, Chicago, Illinois 60603, acting as administrative agent hereunder for the Secured Creditors hereinafter identified and defined (BMO acting as such administrative agent and any successor or successors to BMO acting in such capacity being hereinafter referred to as the “Agent”);
WITNESSETH THAT:
WHEREAS, EMCOR Group, Inc., a Delaware corporation (the “Company”) and certain of its subsidiaries, as Debtors, heretofore executed and delivered to Bank of Montreal (“BMO”) that certain Third Amended and Restated Security Agreement dated as of February 10, 2010 (such Third Amended and Restated Security Agreement, as the same has been amended and supplemented, being hereinafter referred to as the “Prior Security Agreement”) pursuant to which certain Debtors granted BMO a lien on and continuing security interest in certain personal property of such Debtors described therein as collateral security for, among other things, all indebtedness, obligations and liabilities of the Borrowers (as hereinafter defined) under that certain Third Amended and Restated Credit Agreement dated as of November 21, 2011, as amended, by and among the Borrowers, BMO, individually and in its capacity as agent thereunder, and the lenders party thereto (the “Prior Credit Agreement”);
WHEREAS, the Company and EMCOR Group (UK) plc, a United Kingdom public limited company (“EMCOR UK”; the Company and EMCOR UK being hereinafter referred to collectively as the “Borrowers”) and BMO, individually and as Agent, have entered into a Fourth Amended and Restated Credit Agreement dated as of November 25, 2013 (such Fourth Amended and Restated Credit Agreement, as the same may be amended, modified or restated from time to time, being hereinafter referred to as the “Credit Agreement”), pursuant to which BMO and other banks and financial institutions and letter of credit issuers from time to time party to the Credit Agreement (BMO, in its individual capacity, and such other banks and financial institutions being hereinafter referred to collectively as the “Lenders” and individually as a “Lender”, and such letter of credit issuers being hereinafter referred to collectively as the “Issuers” and individually as an “Issuer”) have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to the Borrowers (the Agent, the Issuers, and the Lenders, together with affiliates of the Lenders with respect to Hedging Liability referred to below, being hereinafter referred to collectively as the “Secured Creditors” and individually as a “Secured Creditor”);
WHEREAS, in addition, one or more of the Debtors may from time to time be liable to the Lenders and/or their affiliates with respect to Hedging Liability (as such term is defined in the Credit Agreement);

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WHEREAS, as a condition precedent to extending credit or otherwise making financial accommodations available to the Borrowers under the Credit Agreement, the Secured Creditors require, among other things, that each Debtor grant to the Agent for the benefit of the Secured Creditors a lien on and security interest in certain personal property of such Debtor pursuant to this Agreement, and, in connection therewith, that the Prior Security Agreement be amended and restated in its entirety to read as set forth in this Agreement;
WHEREAS, the Company owns, directly or indirectly, all or substantially all of the equity interests in each other Debtor, and the Borrowers provide each Debtor with financial, management, administrative, and technical support which enables such Debtor to conduct its business in an orderly and efficient manner in the ordinary course; and
WHEREAS, each Debtor will benefit, directly and indirectly, from credit and other financial accommodations extended by the relevant Secured Creditors to the Borrowers.
NOW, THEREFORE, for and in consideration of, among other things, the execution and delivery by the Lenders and the Agent of the Credit Agreement, and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    Terms Defined in Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement. The term “Debtor” and “Debtors” as used herein shall mean and include the Debtors collectively and also each individually, with all grants, representations, warranties and covenants of and by the Debtors, or any of them, herein contained to constitute joint and several grants, representations, warranties and covenants of and by the Debtors; provided, however, that unless the context in which the same is used shall otherwise require, any grant, representation, warranty or covenant contained herein related to the Collateral shall be made by each Debtor only with respect to the Collateral owned by it or represented by such Debtor as owned by it.
Section 2.    Grant of Security Interest in the Collateral; Obligations Secured.
(a)    As collateral security for the Obligations defined below, each Debtor hereby grants to the Agent for the benefit of the Secured Creditors a lien on and security interest in, and right of set‑off against, and acknowledges and agrees that the Agent has and shall continue to have for the benefit of the Secured Creditors a continuing lien on and security interest in, and right of set‑off against, all right, title, and interest of each Debtor, wherever located and whether now owned or existing or hereafter created, acquired or arising, in and to all of the following:
(i)    Accounts (including Health‑Care‑Insurance Receivables, if any);
(ii)    Chattel Paper;
(iii)    Instruments (including Promissory Notes);

(iv)    Documents;
(v)    General Intangibles (including Payment Intangibles and Software, patents, trademarks, tradestyles, copyrights, and all other intellectual property rights, including all applications, registration, and licenses therefor, and all goodwill of the business connected therewith or represented thereby);
(vi)    Letter‑of‑Credit Rights;
(vii)    Supporting Obligations;
(viii)    Deposit Accounts;
(ix)    Investment Property (including certificated and uncertificated Securities, Securities Accounts, Security Entitlements, Commodity Accounts, and Commodity Contracts);
(x)    Inventory;
(xi)    Equipment (including all software, whether or not the same constitutes embedded software, used in the operation thereof);
(xii)    Fixtures;
(xiii)    Commercial Tort Claims (as described on Schedule F hereto or on one or more supplements to this Agreement);
(xiv)    Rights to merchandise and other Goods (including rights to returned or repossessed Goods and rights of stoppage in transit) which is represented by, arises from, or relates to any of the foregoing;
(xv)    Monies, personal property, and interests in personal property of such Debtor of any kind or description now held by any Secured Creditor or at any time hereafter transferred or delivered to, or coming into the possession, custody or control of, any Secured Creditor, or any agent or affiliate of any Secured Creditor, whether expressly as collateral security or for any other purpose (whether for safekeeping, custody, collection or otherwise), and all dividends and distributions on or other rights in connection with any such property;
(xvi)    Supporting evidence and documents relating to any of the above‑described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media, and all rights of such Debtor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers, and cabinets in which the same are reflected or maintained;
(xvii)    Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and
(xviii)    Proceeds and products of the foregoing, and all insurance of the foregoing and proceeds thereof;
(all of the foregoing being herein referred to as the “Collateral”); provided, however, that:
(A)     no lien is granted on any asset subject to a lien permitted by clause (e), (i), (l) (as to liens on fixed assets only) or (m) of Section 7.11 of the Credit Agreement,
(B)     no lien is granted on the capital stock of any Unrestricted Subsidiary or on the capital stock or assets of any designated Foreign Restricted Subsidiary identified on Schedule 5.2 of the Credit Agreement;
(C)     no lien is granted on any contract, license, permit or franchise that validly prohibits the creation, attachment, or perfection of a security interest in favor of the Agent in such contract, license, permit or franchise (or in any rights or property obtained by such Debtor under such contract, license, permit or franchise);
(D)     no lien is granted on any rights or property to the extent that any valid and enforceable law or regulation applicable to such rights or property prohibits the creation of a security interest therein;
(E)     no lien is granted on any rights or property to the extent that such rights or property secure purchase money financing therefor permitted by the Credit Agreement and the agreements providing such purchase money financing prohibit the creation of a further security interest therein;
(F)     liens granted may be subject and subordinate to liens permitted by clauses (a), (b), (c), (e), (f), (g), (h), (j), (k) and (n) of Section 7.11 of the Credit Agreement;
(G)     liens need not be perfected by possession or control (but may be perfected by the filing of a financing statement) on notes receivable having a fair value of less than $2,000,000 in any instance and $10,000,000 in the aggregate or on bonds or notes of the City of New York pledged to the City of New York in lieu of retainage; and
(H)     liens need not be perfected by possession or control (but may be perfected by the filing of a financing statement) on equity securities (other than capital stock of Restricted Subsidiaries required to be pledged by the other provisions of the Credit

Agreement) having a fair value of less than $1,000,000 in any instance and $5,000,000 in the aggregate;
provided further, that (x) notwithstanding anything set forth above to the contrary, to the extent not prohibited by law, the Agent has and shall at all times have a security interest in all rights to payments of money due or to become due under any such contract, contract right, or similar general intangible and all other proceeds thereof and (y) if and when the prohibition which prevents the granting of a security interest in any such Property is removed, terminated or otherwise becomes unenforceable as a matter of law, the Agent will be deemed to have, and at all times to have had, a security interest in such Property and the Collateral will be deemed to include, and at all times to have included, such Property. Notwithstanding anything to the contrary contained herein, the requirement of the Debtors to grant any liens or security interests shall remain subject in all respects to the provisions of Section 4.1 of the Credit Agreement. All terms which are used herein which are defined in the Uniform Commercial Code of the State of Illinois as in effect from time to time (“UCC”) shall have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide. For purposes of this Agreement, the term “Receivables” means all rights to the payment of a monetary obligation, whether or not earned by performance, and whether evidenced by an Account, Chattel Paper, Instrument, General Intangible, or otherwise.
(b)    This Agreement is made and given to secure, and shall secure, the prompt payment and performance of (i) all “Obligations,” and all “Hedging Liability,” as such terms are defined in the Credit Agreement, including, without limitation, all obligations with respect to Loans made and to be made under the Credit Agreement (whether or not evidenced by Notes issued thereunder), all obligations of the Borrowers, or any of them individually, to reimburse the Secured Creditors for the amount of all drawings on all Letters of Credit issued pursuant to the Credit Agreement and all other obligations of the Borrowers, or any of them individually, under all Applications for Letters of Credit, all other obligations of the Borrowers and the other Debtors under the Loan Documents, all obligations of the Debtors, and of any of them individually, with respect to any Hedging Liability and the agreements relating thereto, and all obligations of the Debtors, and of any of them individually, arising under any guaranty issued by it relating to the foregoing or any part thereof, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy and including all interest, costs, fees, and charges after the entry of an order for relief against a Debtor in a case under Title 11 of the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against such Debtor in such proceeding), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, and owing in any currency and (ii) any and all expenses and charges, legal or otherwise, suffered or incurred by the Secured Creditors, and any of them individually, in collecting or enforcing any of such indebtedness, obligations, and liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the indebtedness, obligations, liabilities, expenses, and charges described above being hereinafter referred to as the “Obligations”). Notwithstanding anything in this Agreement to the contrary, the right of recovery against any Debtor under this Agreement (other than the Company to which this limitation shall not apply) shall not exceed $1.00 less than the lowest amount that would render such Debtor’s obligations under this Agreement void or voidable under applicable law, including fraudulent conveyance law.

Section 3.    Covenants, Agreements, Representations and Warranties.  Each Debtor hereby covenants and agrees with, and represents and warrants to, the Agent and each Secured Creditor that:
(a)    Each Debtor is duly organized and validly existing in good standing under the laws of the state of its organization. No Debtor shall change its state of organization without the Agent’s prior written consent (which consent shall not be unreasonably withheld or delayed). Each Debtor’s chief executive office and principal place of business is at the location listed opposite such Debtor’s name under column 2 on Schedule A attached hereto; and such Debtor has no other executive offices or places of business (other than operating job sites in the ordinary course of such Debtor’s business) other than those listed opposite such Debtor’s name under column 3 on Schedule A attached hereto. Each Debtor’s organizational identification number is set forth under its name in column 1 on Schedule A attached hereto. The Collateral owned or leased by each Debtor is and shall remain in such Debtor’s possession or control at the locations listed opposite such Debtor’s name under column 4 on Schedule A attached hereto opposite such Debtors’ name, or is or shall be located at such Debtor’s then operating job sites in the ordinary course of its business, or is or shall be in transit to or between any of the foregoing locations (collectively, the “Permitted Collateral Locations”) in the ordinary course of business. If for any reason any Collateral is at any time kept or located at a location other than a Permitted Collateral Location, the Agent shall nevertheless have and retain a lien on and security interest in such Collateral. No Debtor shall move its chief executive office or maintain a place of business at a location other than those specified under columns 2 and/or 3 on Schedule A attached hereto other than temporarily in the ordinary course of business or permit any Collateral in excess of $1,000,000 to be located at a location other than a Permitted Collateral Location other than temporarily in the ordinary course of business or at a job site, in each case without first providing the Agent 30 days prior written notice of such Debtor’s intent to do so; provided, however, that each Debtor shall at all times maintain its chief executive office and places of business in the United States of America and, with respect to any new chief executive office or place of business or location of Collateral, such Debtor shall have taken all action reasonably requested by the Agent or any Secured Creditor to maintain the lien and security interest of the Agent in the Collateral at all times fully perfected and in full force and effect. The execution and delivery of this Agreement, and the observance and performance of each of the matters and things herein set forth, will not (i) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Debtor or any provision of any Debtor’s organizational documents (e.g. certificate of incorporation, articles of incorporation, by‑laws, certificate of formation, limited liability company operating agreement or partnership agreement, as applicable) or any covenant, indenture or agreement of or affecting any Debtor or any of its property or (ii) result in the creation or imposition of any lien or encumbrance on any property of any Debtor except for the lien and security interest granted to the Agent in the Collateral hereunder. Each Debtor’s organizational registration number (if any) is set forth on Schedule A attached hereto.
(b)    The Collateral and every part thereof is and shall be free and clear of all security interests, liens (including, without limitation, mechanics’, laborers’ and statutory liens), attachments, levies and encumbrances of every kind, nature and description and whether voluntary or involuntary, except for the lien and security interest of the Agent therein and other liens permitted by the Credit Agreement (herein, the “Permitted Encumbrances”).
(c)    Subject to Sections 4(a), 6(c) and 7(a) hereof, no Debtor shall without the Agent’s prior written consent, sell, assign, mortgage, lease or otherwise dispose of the Collateral or any interest therein, except that (i) until an Event of Default has occurred and is continuing and thereafter until notified by the Agent that it intends to foreclose or otherwise realize upon such Collateral, each Debtor may use and lease its Collateral to the extent not prohibited by the terms of the Credit Agreement (including, without limitation, Section 7.14 of the Credit Agreement), and (ii) until an Event of Default has occurred and is continuing, the Debtor may sell or otherwise dispose of Collateral to the extent not prohibited by the terms of the Credit Agreement (including, without limitation, Sections 7.14 and 7.15 of the Credit Agreement), and may grant liens on Collateral to the extent permitted by Sections 4.1 and/or 7.11 of the Credit Agreement, provided that a sale, lease or other disposition in the ordinary course of business shall not under any circumstance include a transfer, sale or lease in satisfaction, partial or complete, of a debt owing by such Debtor unless the debt so satisfied is secured with a lien on or ownership right in the goods in question which is prior to the security interest of the Agent therein and is a Permitted Encumbrance.
(d)    Each Debtor shall at all times insure the Collateral consisting of tangible personal property against such risks and hazards as other persons or entities similarly situated insure against, and including in any event loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as the Agent may reasonably specify, in amounts and under policies containing lenders loss payable clauses to the Agent as its interest may appear (and, if the Agent requests, naming the Agent and the Secured Creditors as additional insureds therein) and by insurers reasonably acceptable to the Agent, it being agreed that the foregoing shall not preclude any Debtor from directly or indirectly self insuring risks as and to the extent prudent and customary for companies similarly situated and then to the extent permitted by the Credit Agreement. All premiums on such insurance shall be paid by the Debtors and, upon the Agent’s request, the policies of such insurance (or certificates therefor) shall be delivered by the Debtors to the Agent. All insurance required hereby shall provide to the extent commercially reasonably available that any loss shall be payable notwithstanding any act or negligence of the relevant Debtor, shall provide that no cancellation thereof shall be effective until at least 30 days after receipt by the relevant Debtor and the Agent of written notice thereof, and shall be reasonably satisfactory to the Agent in all other respects. Each Debtor may retain any proceeds of such insurance arising out of the loss, damage or destruction of the Collateral owned or leased by such Debtor so long as no Event of Default shall have occurred and be continuing or shall arise and be continuing after giving effect to such loss, damage or destruction. After the occurrence and during the continuance of any Event of Default, each Debtor will immediately pay over such proceeds of insurance to the Agent which shall thereafter be applied to the reduction of the Obligations (whether or not then due) or held as collateral security therefore, as the Agent may then determine. All insurance proceeds shall be subject to the lien and security interest of the Agent in the Collateral. Each Debtor hereby authorizes the Agent, at the Agent’s option, to adjust, compromise and settle any losses under any insurance afforded at any time after the occurrence and during the continuance of any Event of Default, and such Debtor does hereby irrevocably constitute the Agent, its officers, agents and attorneys, in such case as such Debtor’s attorneys-in-fact, with full power and authority to effect such adjustment, compromise and/or settlement and to endorse any drafts drawn by an insurer of the Collateral or any part thereof and to do everything necessary to carry out such purposes and to receive and receipt for any unearned premiums due under policies of such insurance.
(e)    Each Debtor shall, at all reasonable times upon reasonable prior notice, allow the Agent, any Secured Creditor, and their respective representatives free access to and right of inspection of the Collateral during such Debtor’s normal business hours. Upon the occurrence and during the continuance of any Event of Default, the Agent shall have the right to verify all or any part of the Collateral in any manner, and through any medium, which the Agent considers appropriate, and each Debtor agrees to furnish all assistance and information, and perform any acts, which the Agent may reasonably require in connection therewith.
(f)    Each Debtor’s legal name and state of organization is correctly set forth in Schedule A attached hereto. No Debtor has transacted business at any time during the immediately preceding five‑year period, and does not currently transact business, under any other legal names or trade names other than the prior legal names and trade names (if any) set forth on Schedule B attached hereto. No Debtor shall change its legal name or transact business under any other trade name without first giving 30 days’ prior written notice of its intent to do so to the Agent.
(g)    Schedule C attached hereto contains a true, complete, and current listing of all copyrights, copyright applications, trademarks, trademark rights, tradenames, patents, patent rights and licenses, patent applications and other intellectual property rights that are owned by the Debtors and are registered with any governmental authority. The relevant Debtor shall promptly notify the Agent in writing of any such additional intellectual property rights acquired or arising after the date hereof, and shall submit to the Agent a supplement to Schedule C attached hereto to reflect such additional rights (provided such Debtor’s failure to do so shall not impair the Agent’s security interest therein). The Debtors own or possess rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights and licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct their business. To the best of the Debtors’ knowledge, no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Debtor is liable to any person for infringement under applicable law with respect to any such rights as a result of its business operations.
(h)    Schedule F attached hereto contains a true, complete and current listing of all Commercial Tort Claims held or maintained by the Debtors as of the date hereof for an amount equal to or greater than $1,000,000, each described by reference to the specific incident giving rise to the applicable claim. Each Debtor agrees to execute and deliver to the Agent a supplement to this Agreement in the form attached hereto as Schedule G, or in such other form reasonably acceptable to the Agent, promptly upon becoming aware of any other Commercial Tort Claim in an amount equal to or greater than $1,000,000 held or maintained by any Debtor arising after the date hereof.
(i)    Each Debtor agrees to execute and deliver to the Agent such further agreements, assignments, instruments and documents, and to do all such other things, as the Agent may reasonably deem necessary or appropriate to assure the lien and security interest of the Agent in the Collateral granted hereby, including, without limitation, (i) the execution and delivery of such financing statements and amendments thereof and supplements thereto or other instruments and documents as the Agent may from time to time reasonably require to comply with the UCC and any other applicable law, (ii) the execution and delivery of such patent, trademark and copyright assignment agreements as the Agent may from time to time reasonably require to comply with the filing requirements of the United States Patent and Trademark Office and the United States Copyright Office, and (iii) the execution and delivery of and the use of commercially reasonable efforts to cause the relevant depository institutions, financial intermediaries and letter of credit issuers to execute and deliver such control agreements with respect to all Letter-of-Credit Rights and electronic Chattel Paper as the Agent may from time to time reasonably require in accordance with the terms hereof. Each Debtor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Agent without notice thereof to such Debtor wherever the Agent in its sole discretion desires to file the same. Each Debtor hereby authorizes the Agent to file any and all financing statements covering the Collateral or any part thereof as the Agent may require, including financing statements describing the Collateral as “all assets” or “all personal property” or words of like meaning. The Agent may order lien searches from time to time against any Debtor and the Collateral, and the Debtors shall promptly reimburse the Agent for all reasonable costs and expenses incurred in connection with such lien searches; provided, however, that prior to the occurrence of any Event of Default the Debtors shall not have any obligation to reimburse the Agent for the reasonable costs and expenses of more than one lien search during any calendar year. In the event for any reason the law of any jurisdiction other than Illinois becomes or is applicable to the Collateral or any part thereof, or to any of the Obligations, each Debtor agrees to execute and deliver all such instruments and documents and to do all such other things as the Agent reasonably deems necessary or appropriate to preserve, protect and enforce the security interest of the Agent under the law of such other jurisdiction.
(j)    Upon the occurrence and during the continuance of any Event of Default, on failure of any Debtor to perform any of its covenants and agreements herein contained, the Agent may at its option perform the same and in so doing may expend such sums as the Agent may reasonably deem advisable in the performance thereof, including, without limitation, (i) payment of any insurance premiums, (ii) payment of any taxes, liens and encumbrances, (iii) expenditures made in defending against any adverse claims, and (iv) all other expenditures which the Agent may be compelled to make by operation of law or which the Agent may make by agreement or otherwise for the protection of the Collateral. All such sums and amounts so expended shall be repayable by such Debtor immediately without notice or demand, shall constitute additional Obligations secured hereunder, and shall bear interest from the date said amounts are expended at the rate per annum

(computed on the basis of a 360-day year for the actual number of days elapsed) equal to the sum of 2% plus the rate otherwise applicable to Domestic Rate Loans under the Revolving Facility in effect from time to time (such rate per annum as so determined being hereinafter referred to as the “Reimbursement Rate”). No such performance of any covenant or agreement by the Agent on behalf of any Debtor, and no such advancement or expenditure therefor, shall relieve any Debtor of any default under the terms of this Agreement or in any way obligate the Agent or any Secured Creditor to take any further or future action with respect thereto. The Agent is hereby authorized to charge any depository or other account of any Debtor maintained with the Agent for the amount of such sums and amounts so expended.
Section 4.    Special Provisions Re: Receivables.
(a)    So long as no Event of Default shall have occurred and be continuing, any merchandise or other goods which are returned by a customer or account debtor to any Debtor or are otherwise recovered by such Debtor, may be resold by such Debtor in the ordinary course of its business in accordance with Section 3(c) hereof; and after the occurrence and during the continuance of any Event of Default, at the request of the Agent, such merchandise and other goods shall be set aside and held by such Debtor as trustee for the Agent and the Secured Creditors and shall remain part of the Collateral. So long as no Event of Default shall have occurred and be continuing, each Debtor may settle and adjust disputes and claims with its customers and account debtors, handle returns and recoveries and grant discounts, credits and allowances, in each case in the ordinary course of its business and otherwise for amounts and on terms which such Debtor considers advisable. However, after the occurrence and during the continuance of any Event of Default, at the request of the Agent, each Debtor shall notify the Agent promptly of all returns and recoveries and shall deliver the merchandise or other returned goods to the Agent. After the occurrence and during the continuance of any Event of Default, at the request of the Agent each Debtor shall also notify the Agent promptly of all disputes and claims and settle or adjust them at no expense to the Agent or the Secured Creditors, but no discount, credit or allowance other than on normal trade terms in the ordinary course of business shall be granted to any customer or account debtor and no returns of merchandise or other goods shall be accepted by any Debtor without the Agent’s consent. The Agent may, at all times after the occurrence and during the continuance of any Event of Default, settle or adjust disputes and claims directly with customers or account debtors for amounts and upon terms which the Agent considers advisable.
(b)    If any Receivable arises out of a contract with the United States of America or any of its departments, agencies or instrumentalities, upon the Agent’s request after the occurrence and during the continuance of an Event of Default, each Debtor agrees to so notify the Agent and execute whatever instruments and documents are reasonably required by the Agent in order that such Receivable shall be assigned to the Agent and that proper notice of such assignment shall be given under the federal Assignment of Claims Act (or any successor statute).

Section 5.    Special Provisions Re: Instrument or Chattel Paper.
(a)    To the extent any Pledged Note or other item of Collateral is evidenced by an Instrument or Chattel Paper, the applicable Debtor shall cause such Instrument or Chattel Paper to be pledged and delivered to the Agent; provided, however, that, unless (i) an Event of Default shall have occurred and be continuing and (ii) the Agent or the Required Lenders shall have otherwise required, a Debtor shall not be required to deliver any such Instrument or Chattel Paper if and only so long as (A) the fair market value of any such Instrument or Chattel Paper held by such Debtor is less than $1,000,000 and (B) the aggregate fair market value of all such Instruments or Chattel Paper held by the Borrowers, the Debtors and the other Guarantors and not delivered to the Agent under the Collateral Documents is less than $5,000,000 at any one time outstanding.
(b)    To the extent required to be delivered under Section 5(a) above, the relevant Debtor shall endorse all Instruments and Chattel Paper or other item of Collateral in blank and deliver the same to the Agent in a form sufficient to transfer title thereto and shall also duly execute and deliver such other Instruments and Chattel Paper of transfer or assignment as to any other Collateral granted pursuant hereto, all in form and substance reasonably satisfactory to the Agent. To the extent required to be delivered under Section 5(a) above, the relevant Debtor shall deliver to the Agent true and correct copies of all Instruments and Chattel Paper and documents securing each item of Collateral or setting forth terms and conditions applicable thereto. After the occurrence and during the continuance of an Event of Default, upon request by the Agent, all tangible Chattel Paper and Instruments shall, unless delivered to the Agent or its agent, contain a legend reasonably acceptable to the Agent indicating that such Chattel Paper or Instrument is subject to the security interest of the Agent contemplated by this Agreement; provided, however, that unless the Agent or the Required Lenders shall have required otherwise, a Debtor shall not be required to so legend any such Instrument or Chattel Paper if and only so long as (i) the fair market value of any such Instrument or Chattel Paper held by such Debtor is less than $1,000,000 and (ii) the aggregate fair market value of all such Instruments or Chattel Paper held by the Borrowers, the Debtors and the other Guarantors and not delivered to the Agent under the Collateral Documents is less than $5,000,000 at any one time outstanding.
(c)    After the occurrence and during the continuance of any Event of Default, no Debtor shall, without the prior written consent of the Agent, release any collateral or guarantors of the Instruments or Chattel Paper or amend, modify, waive or otherwise take any action which would materially impair the value or collectability of all or any part thereof. At the request of the Agent, each Debtor further agrees to promptly deliver to the Agent copies of all statements, reports and other information and data submitted by any obligor of an Instrument or Chattel Paper to such Debtor.
(d)    Each Debtor hereby authorizes and directs each obligor of an Instrument or Chattel Paper, upon receipt of notice from the Agent that an Event of Default has occurred and is continuing, to make all distributions and payments now due or hereafter to become due to such Debtor in respect of such Instrument or Chattel Paper directly to the Agent, and such Debtor agrees that such payments or distributions to the Agent as aforesaid shall be a good receipt and acquittance to such Debtor to the extent so made.

Section 6.    Special Provisions Re: Investment Property and Deposits.
(a)    Unless and until an Event of Default has occurred and is continuing and thereafter until notified to the contrary by the Agent pursuant to Section 10(e) hereof:
(i)    each Debtor shall be entitled to exercise all voting and/or consensual powers pertaining to the Investment Property or any part thereof owned or held by it, for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, or any other document evidencing or otherwise relating to any Obligations; and
(ii)    each Debtor shall be entitled to receive and retain all cash dividends paid upon or in respect of the Investment Property owned or held by it.
(b)    Except for equity interests in direct or indirect Subsidiaries, all Investment Property of each Debtor (including all securities, certificated or uncertificated, securities accounts, and commodity accounts but excluding any split-dollar insurance policies) having a fair market value of $1,000,000 or more maintained by such Debtor on the date hereof is listed and identified on Schedule D attached hereto. Each Debtor shall promptly notify the Agent of any other such Investment Property with a fair market value of $1,000,000 or more acquired or maintained by such Debtor after the date hereof, and shall submit to the Agent a supplement to Schedule D attached hereto to reflect such additional Investment Property (provided such Debtor’s failure to do so shall not impair the Agent’s security interest therein). Certificates for all certificated securities now or at any time constituting such Investment Property hereunder shall be promptly delivered by the relevant Debtor to the Agent duly endorsed in blank for transfer or accompanied by an appropriate assignment or assignments or an appropriate undated stock power or powers, in every case sufficient to transfer title thereto, and, with respect to any such uncertificated securities or any such Investment Property held by a securities issuer or intermediary, commodity issuer or intermediary, or other issuer or financial intermediary of any kind, the relevant Debtor shall execute and deliver, and shall cause any such issuer or intermediary to execute and deliver, an agreement among such Debtor, the Agent and such issuer or intermediary in form and substance satisfactory to the Agent which provides, among other things, for the issuer’s or intermediary’s agreement that it will comply with such entitlement orders, and apply any value distributed on account of any such Investment Property, as directed by the Agent without further consent by such Debtor at any time after the occurrence and during the continuance of any Event of Default; provided, however, that, unless (i) an Event of Default shall have occurred and be continuing and (ii) the Agent or the Required Lenders shall have otherwise required, a Debtor shall not be required to deliver any such certificates or cause any such agreement to be entered into with the relevant issuer or financial intermediary with respect to (A) Investment Property having a final maturity date not in excess of 90 days from the date the relevant Debtor obtains such Investment Property or (B) other Investment Property if and so long as (x) the fair market value of any such other Investment Property held by such Debtor is less than $1,000,000 and (y) the aggregate fair market value of all such other Investment Property held by the Borrowers, the Debtors and the other Guarantors and not subject to the control (as such term is defined in the UCC) of the Agent under the Collateral Documents is less than $5,000,000 at any one time outstanding. The Agent may at any time after the occurrence and during the continuance of an Event of Default cause to be transferred into its name or the name of its nominee or nominees any and all of the Investment Property hereunder.
(c)    Unless and until an Event of Default has occurred and is continuing, each Debtor may sell or otherwise dispose of any Investment Property to the extent permitted by the Credit Agreement. During the existence of any Event of Default, no Debtor shall sell or otherwise dispose of all or any part of the Investment Property without the prior written consent of the Agent.
(d)    Each Debtor represents that on the date of this Agreement, to the best of its knowledge, none of the Investment Property consists of margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System) except to the extent such Debtor has delivered to the Agent a duly executed and completed Form U‑1 with respect to such margin stock. If at any time the Investment Property or any part thereof consists of margin stock and the relevant Debtor has knowledge of the same, such Debtor shall promptly so notify the Agent and deliver to the Agent a duly executed and completed Form U‑1 and such other instruments and documents as (i) are necessary to satisfy the applicable requirements of Regulations T, U and X of the Board of Governors of the Federal Reserve System with respect to such margin stock and (ii) are reasonably requested by the Agent in form and substance reasonably satisfactory to the Agent.
(e)    Notwithstanding anything to the contrary contained herein, in the event any Investment Property is subject to the terms of a separate security agreement (including, without limitation, the Fourth Amended and Restated Pledge Agreement bearing even date herewith relating to the stock of certain of the Debtors hereunder) in favor of the Agent, the terms of such separate security agreement shall govern and control unless otherwise agreed to in writing by the Agent and the Secured Creditors.
(f)    All Deposit Accounts of the Debtors on the date hereof are listed and identified (by account number and depository institution) in the Side Letter (other than Deposit Accounts constituting payroll accounts). Each Debtor shall promptly notify the Agent of any other Deposit Account opened or maintained by such Debtor after the date hereof (other than Deposit Accounts constituting payroll accounts) and shall submit to the Agent a supplement to the Side Letter to reflect such additional accounts (provided any Debtor’s failure to do so shall not impair the Agent’s security interest therein). With respect to any Deposit Account maintained by a depository institution other than the Agent, and as a condition to the establishment and maintenance of any such Deposit Account except as otherwise permitted by the Credit Agreement, such Debtor, the depository institution, and the Agent shall execute and deliver an account control agreement in form and substance reasonably satisfactory to the Agent which provides, among other things, for the depository institution’s agreement that it will comply with instructions originated by the Agent directing the disposition of the funds in the Deposit Account without further consent by such Debtor.
Section 7.    Collection of Receivables Instruments and Chattel Paper.
(a)    Except as otherwise provided in this Agreement, each Debtor shall make collection of all Receivables, Instruments and Chattel Paper and may use the same to carry on its business in accordance with sound business practice and otherwise subject to the terms hereof.

(b)    If any Event of Default has occurred and is continuing, in the event the Agent requests a Debtor to do so: (i) all Instruments and Chattel Paper at any time constituting part of the Collateral (including any postdated checks) shall, upon receipt by the relevant Debtor, be immediately endorsed to and deposited with Agent; and/or (ii) such Debtor shall instruct all customers and account debtors and any other obligor of any of the Collateral to remit all payments in respect of the Collateral to a lockbox or lockboxes under the sole custody and control of Agent and which are maintained at post offices selected by the Agent.
(c)    If any Event of Default has occurred and is continuing, the Agent or its designee may notify each Debtor’s customers or account debtors or any other obligor at any time that the Collateral has been assigned to the Agent or that the Agent has a security interest therein, and either in its own name, or such Debtor’s name, or both, demand, collect (including, without limitation, through a lockbox analogous to that described in Section 7(b)(ii) hereof), receive, receipt for, sue for, compound and give acquittance for any or all amounts due or to become due on the Collateral, and in the Agent’s discretion file any claim or take any other action or proceeding which the Agent may deem reasonably necessary or appropriate to protect and realize upon the security interest of the Agent in the Collateral or any part thereof.
(d)    Any proceeds of Collateral transmitted to or otherwise received by the Agent pursuant to any of the provisions of Sections 7(b) or 7(c) hereof may be handled and administered by the Agent in and through a remittance account or accounts maintained at the Agent or by the Agent at a commercial bank or banks selected by the Agent (each a “Depositary Bank”), and each Debtor acknowledges that the maintenance of such remittance accounts by the Agent is solely for the Agent’s convenience. The Agent need not apply or give credit for any item included in proceeds of Receivables, Instruments, Chattel Paper or other Collateral until the relevant Depositary Bank has received final payment therefor at its office in cash or final solvent credits current at the site of deposit acceptable to the Agent and the relevant Depositary Bank as such. However, if the Agent does permit credit to be given for any item prior to a Depositary Bank receiving final payment therefor and such Depositary Bank fails to receive such final payment or an item is charged back to the Agent or any Depositary Bank for any reason, the Agent may at its election in either instance charge the amount of such item back against any such remittance account or any depository account of a Debtor maintained with the Agent. Each Debtor hereby indemnifies the Agent and the Secured Creditors from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and attorneys’ fees suffered or incurred by the Agent or any Secured Creditor because of the maintenance of the foregoing arrangements; provided, however, that no Debtor shall be required to indemnify the Agent or any Secured Creditor for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the person seeking to be indemnified. The Agent and the Secured Creditors shall have no liability or responsibility to any Debtor for the Agent or any other Depositary Bank accepting any check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance.

Section 8.    Special Provisions Re: Inventory and Equipment.
(a)    Each Debtor shall at its own cost and expense maintain, keep and preserve all material portions of the Inventory in good and merchantable condition and keep and preserve all material portions of the Equipment in good repair, working order and condition, ordinary wear and tear excepted, and, without limiting the foregoing, will from time to time make all necessary and proper repairs, replacements and additions to the Equipment so that the overall efficiency of the Equipment taken as a whole shall be fully preserved and maintained.
(b)    Each Debtor warrants and agrees that no Inventory is or will be consigned to any other person or entity without the Agent’s prior written consent.
(c)    At the Agent’s request, each Debtor shall at its own cost and expense cause the lien of the Agent in and to any portion of the Collateral subject to a certificate of title law to be duly noted on such certificate of title or to be otherwise filed in such manner as is prescribed by law in order to perfect such lien and will cause all such certificates of title and evidences of lien to be deposited with the Agent.
(d)    In the event the Equipment, or any part thereof, is or may be attached to real estate in such a manner that the same may become a fixture, at the Agent’s request after the occurrence and during the continuance of an Event of Default, the relevant Debtor shall take all action reasonably requested by the Agent to maintain the lien and security interest of the Agent in such Collateral at all times fully perfected and in full force and effect, including, without limitation, such fixture financing statements as the Agent may require and, in the event any other person has any right, title or interest in, or lien upon, any such real estate, such Debtor shall use commercially reasonable efforts to cause such person to enter an agreement (i) pursuant to which such person disclaims any right, title and interest in, or lien on, such Equipment, (ii) which allows for the removal of such Equipment by the Agent and (iii) which is otherwise in form and substance reasonably satisfactory to the Agent.
(e)    If any of the Inventory is at any time evidenced by a negotiable document of title, at the Agent’s request after the occurrence and during the continuance of an Event of Default, such document shall be promptly delivered by the relevant Debtor to the Agent.
Section 9.    Power of Attorney. In addition to any other powers of attorney contained herein, each Debtor hereby appoints the Agent, its nominee, or any other person whom the Agent may designate as such Debtor’s attorney-in-fact, with full power after the occurrence and during the continuance of any Event of Default: (i) to sign such Debtor’s name on verifications of Receivables and other Collateral; (ii) to send requests for verification of Collateral to such Debtor’s customers, account debtors and other obligors; (iii) to endorse such Debtor’s name on any checks, notes, acceptances, money orders, drafts and any other forms of payment or security that may come into the Agent’s possession; (iv) to endorse the Collateral in blank or to the order of the Agent or its nominee; (v) to sign such Debtor’s name on any invoice or bill of lading relating to any Collateral, on claims to enforce collection of any Collateral, on notices to and drafts against customers and account debtors and other obligors, on schedules and assignments of Collateral, on notices of assignment and on public records; (vi) to notify the post office authorities to change the address for delivery of such Debtor’s mail to an address designated by the Agent; (vii) to receive and open all mail addressed to such Debtor; and (viii) to do all things necessary to carry out this Agreement. Each Debtor hereby ratifies and approves all acts of any such attorney and agrees that neither the Agent nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct. The Agent may file one or more financing statements disclosing its security interest in any or all of the Collateral without any Debtor’s signature appearing thereon. Each Debtor also hereby grants the Agent a power of attorney to execute any such financing statements, or amendments and supplements to financing statements, on behalf of such Debtor without prior notice thereof to any Debtor. The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Obligations have been fully paid and satisfied and the commitments of the Secured Creditors to extend credit to or for the account of the Borrowers have expired or otherwise been terminated (including Cash Collateralization of Letters of Credit).
Section 10.    Defaults and Remedies.
(a)    The occurrence of any event or the existence of any condition specified as an “Event of Default” under the Credit Agreement shall constitute an “Event of Default” hereunder.
(b)    During the existence of any Event of Default, the Agent shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further the Agent may, without demand and without advertisement, notice, hearing or process of law to the extent permitted by law, all of which each Debtor hereby waives to the extent permitted by law, at any time or times, sell and deliver any or all Collateral held by or for it at public or private sale, at any securities exchange or broker’s board or at any of the Agent’s offices or elsewhere, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion. Also, if less than all the Collateral is sold, the Agent shall have no duty to marshall or apportion the part of the Collateral sold as between the Debtors, or any of them, but may sell and deliver any or all of the Collateral without regard to which of the Debtors are the owners thereof. In the exercise of any such remedies, the Agent may sell all the Collateral as a unit even though the sales price thereof may be in excess of the amount remaining unpaid on the Obligations. The Agent is authorized at any sale or other disposition of the Collateral or any part thereof, if it deems it advisable so to do, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or resale of any of the Collateral. In addition to all other sums due the Agent or any Secured Creditor hereunder, each Debtor shall pay the Agent and the Secured Creditors all reasonable costs and expenses incurred by the Agent and such Secured Creditors, including reasonable attorneys’ fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or the Obligations or in the prosecution or defense of any action or proceeding by or against the Agent, such Secured Creditor or any Debtor concerning any matter arising out of or connected with this Agreement or the Collateral or the Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Debtors in accordance with Section 16(b) hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice; provided however, that during the existence of any Event of Default, no notification need be given to a Debtor if such Debtor has signed, after the occurrence of such Event of Default, a statement renouncing any right to notification of sale or other intended disposition. The Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. The Agent or any Secured Creditor may be the purchaser at any such sale. Each Debtor hereby waives to the extent permitted by law all of its rights of redemption from any such sale. The Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Agent may further postpone such sale by announcement made at such time and place. The Agent has no obligation to prepare the Collateral for sale. The Agent may sell or otherwise dispose of the Collateral without giving any warranties as to the Collateral or any part thereof, including disclaimers of any warranties of title or the like, and each Debtor acknowledges and agrees that the absence of such warranties shall not render the disposition commercially unreasonable.
(c)    Without in any way limiting the foregoing, if any Event of Default has occurred and is continuing, the Agent shall have the right, in addition to all other rights provided herein or by law, to take physical possession of any and all of the Collateral and anything found therein, the right for that purpose to enter without legal process any premises where the Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on each Debtor’s premises (the Debtors hereby agreeing to lease such premises without cost or expense to the Agent or its designee if the Agent so requests) or to remove the Collateral or any part thereof to such other places as the Agent may desire. If any Event of Default has occurred and is continuing, the Agent shall have the right to exercise any and all rights with respect to all Deposit Accounts of each Debtor, the right to direct the disposition of the funds in each Deposit Account and to collect, withdraw and receive all amounts due or to become due or payable under each such Deposit Account. If any Event of Default has occurred and is continuing, each Debtor shall, upon the Agent’s demand, assemble the Collateral and make it available to the Agent at a place designated by the Agent. If the Agent exercises its right to take possession of the Collateral, each Debtor shall also at its expense perform any and all other steps requested by the Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Agent, appointing overseers for the Collateral and maintaining Collateral records.
(d)    Without in any way limiting the foregoing, if any Event of Default has occurred and is continuing, each Debtor hereby grants to the Agent and the Secured Creditors a royalty-free irrevocable license and right to use all of such Debtor’s patents, patent applications, patent licenses, trademarks, trademark registrations, trademark licenses, trade names, trade styles, and similar intangibles in connection with any foreclosure or other realization by the Agent or the Secured Creditors on all or any part of the Collateral, provided that the license granted hereunder shall not include any rights in any license agreement under which the relevant Debtor is licensee which, by its terms, prohibits the license contemplated by this Section 10(d). The license and right granted the Agent and the Secured Creditors hereby shall be without any royalty or fee or charge whatsoever.

(e)    Without in any way limiting the foregoing, if any Event of Default has occurred and is continuing, all rights of a Debtor to exercise the voting and/or consensual powers which it is entitled to exercise pursuant to Section 6(a)(i) hereof and/or to receive and retain the distributions which it is entitled to receive and retain pursuant to Section 6(a)(ii) hereof, shall, at the option of the Agent, cease and thereupon become vested in the Agent, which, in addition to all other rights provided herein or by law, shall then be entitled solely and exclusively to exercise all voting and other consensual powers pertaining to the Investment Property (including, without limitation, the right to deliver notice of control with respect to any Investment Property held in a securities account or commodity account and deliver all entitlement orders with respect thereto) and/or to receive and retain the distributions which such Debtor would otherwise have been authorized to retain pursuant to Section 6(a)(ii) hereof and shall then be entitled solely and exclusively to exercise any and all rights of conversion, exchange or subscription or any other rights, privileges or options pertaining to any Investment Property as if the Agent were the absolute owner thereof including, without limitation, the rights to exchange, at its discretion, any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other readjustment of the respective issuer thereof or upon the exercise by or on behalf of any such issuer or the Agent of any right, privilege or option pertaining to any Investment Property and, in connection therewith, to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine. In the event any of the Collateral shall constitute restricted securities within the meaning of any applicable securities laws, any disposition thereof in compliance with such laws shall not render the disposition commercially unreasonable.
(f)    The powers conferred upon the Agent hereunder are solely to protect its interest in the Collateral and shall not impose on it any duty to exercise such powers. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equivalent to that which the Agent accords its own property, consisting of similar type assets, it being understood, however, that the Agent shall have no responsibility for ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any such Collateral, whether or not the Agent has or is deemed to have knowledge of such matters. This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of the Debtors in any way related to the Collateral, and the Agent shall have no duty or obligation to discharge any such duty or obligation. The Agent shall have no responsibility for taking any necessary steps to preserve rights against any parties with respect to any Collateral or initiating any action to protect the Collateral against the possibility of a decline in market value. Neither the Agent nor any party acting as attorney for the Agent shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct, as determined by a non‑appealable court of competent jurisdiction.
(g)    Failure by the Agent to exercise any right, remedy or option under this Agreement or any other agreement between any Debtor and the Agent or provided by law, or delay by the Agent in exercising the same, shall not operate as a waiver; and no waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. Neither the Agent or any Secured Creditor, nor any party acting as attorney for the Agent or any Secured

Creditor, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct, as determined by a non‑appealable court of competent jurisdiction. The rights and remedies of the Agent and the Secured Creditors under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Agent or the Secured Creditors may have. For purposes of this Agreement, an Event of Default shall be construed as continuing after its occurrence until the same is waived or cured in writing by the Required Lenders in accordance with the Credit Agreement.
Section 11.    Application of Proceeds. The proceeds and avails of the Collateral at any time received by the Agent during the existence of any Event of Default hereunder shall, when received by the Agent in cash or its equivalent, be applied by the Agent in reduction of, or as collateral security for, the Obligations in accordance with the terms of the Credit Agreement. Each Debtor shall remain liable to the Agent and the Secured Creditors for any deficiency. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Debtors or to whomsoever the Agent reasonably determines is lawfully entitled thereto.
Section 12.    Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Obligations, both for principal and interest, have been fully paid and satisfied and the commitments of the Secured Creditors to extend credit or otherwise make financial accommodations available to the Borrowers under the Credit Agreement have expired or otherwise been terminated (including Cash Collateralization of Letters of Credit). Upon each such termination of this Agreement, the Agent shall, upon the request and at the expense of the Debtors, forthwith release its security interest hereunder.
Section 13.    Primary Security; Obligations Absolute. The lien and security herein created and provided for stand as direct and primary security for the Obligations. No application of any sums received by the Agent in respect of the Collateral or any disposition thereof to the reduction of the Obligations or any portion thereof shall in any manner entitle any Debtor to any right, title or interest in or to the Obligations or any collateral security therefor, whether by subrogation or otherwise, unless and until all Obligations have been fully paid and satisfied and the commitments of the Secured Creditors to extend credit or otherwise make financial accommodations available to the Borrowers, or any one of them, under the Credit Agreement have expired or otherwise have been terminated (including Cash Collateralization of Letters of Credit). Each Debtor acknowledges and agrees that the lien and security hereby created and provided for are absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of the Agent, any Secured Creditor or any other holder of any of the Obligations, and without limiting the generality of the foregoing, the lien and security hereof shall not be impaired by any acceptance by the Agent, any Secured Creditor or any holder of any of the Obligations of any other security for or guarantors upon any of the Obligations or by any failure, neglect or omission on the part of the Agent, any Secured Creditor or any other holder of any of the Obligations to realize upon or protect any of the Obligations or any collateral security therefor. The lien and security hereof shall not in any manner be impaired or affected by (and the Agent and the Secured Creditors, without notice to anyone, are hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Obligations, or of any collateral security therefor, or of any guaranty thereof or of any obligor thereon. The Secured Creditors may at their discretion at any time grant credit to the Borrowers, or any of them individually, without notice to any Debtor in such amounts and on such terms as the Secured Creditors may elect without in any manner impairing the lien and security hereby created and provided for. No release, compromise or discharge of any Debtor hereunder or with respect to any of the Obligations or any Collateral provided by such Debtor shall release or discharge, or impair the agreements of, any other Debtor hereunder or in any manner impair the liens and security interests granted by any other Debtor hereunder; and the Agent may proceed against the Collateral provided hereunder by any one or more of the Debtors without proceeding against the other Debtors, their respective properties or any other security or guaranty whatsoever. Without limiting the generality of the foregoing, the requisite number of Secured Creditors (as determined in accordance with the terms of the Credit Agreement) may at any time or from time to time release any Debtor from its obligations hereunder or release any Collateral or effect any compromise with any Debtor, and no such release or compromise shall in any manner impair or otherwise effect the liens granted by, or the obligations of, the other Debtors hereunder. In order to foreclose or otherwise realize hereon and to exercise the rights granted the Agent hereunder and under applicable law, there shall be no obligation on the part of the Agent, any Secured Creditor or any other holder of any of the Obligations at any time to first resort for payment to any Borrower or any other obligor on any of the Obligations or to any guaranty of the Obligations or any portion thereof or to resort to any other collateral security, property, liens or any other rights or remedies whatsoever, and the Agent shall have the right to enforce this instrument irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.
Section 14.    The Agent. In acting under or by virtue of this Agreement, the Agent shall be entitled to all the rights, authority, privileges and immunities provided in the Credit Agreement, all of which provisions of the Credit Agreement (including, without limitation, Section 10 of the Credit Agreement) are incorporated by reference herein with the same force and effect as if set forth herein in their entirety. The Agent hereby disclaims any representation or warranty to the Secured Creditors concerning the perfection of the security interest granted hereunder or in the value of any of the Collateral.
SECTION 15.    PERSONAL JURISDICTION.
(a)    EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SECTION 15(b), THE AGENT, THE SECURED CREDITORS AND THE DEBTORS AGREE THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS, BUT EACH OF THE AGENT, THE SECURED CREDITORS AND THE DEBTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, ILLINOIS. EACH OF THE DEBTORS WAIVES IN ALL DISPUTES ANY OBJECTION THAT SUCH DEBTOR MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE

OR ANY OBJECTION THAT SUCH DEBTOR MAY HAVE THAT ANY OTHER PARTY HAS NOT BEEN JOINED IN SUCH PROCEEDING.
(b)    OTHER JURISDICTIONS. EACH OF THE DEBTORS AGREES THAT THE AGENT AND THE SECURED CREDITORS SHALL HAVE THE RIGHT TO PROCEED AGAINST EACH OF THE DEBTORS OR THEIR COLLATERAL IN A COURT IN ANY LOCATION TO ENABLE THE AGENT OR ANY SECURED CREDITOR TO REALIZE ON THE COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT OR ANY SECURED CREDITOR, WHETHER OR NOT PROCEEDING SEPARATELY AGAINST ANY DEBTOR AND ITS PROPERTY OR JOINTLY AGAINST ANY BORROWER AND ANY ONE OR MORE OF THE DEBTORS AND THEIR PROPERTY. EACH OF THE DEBTORS AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT IN ACCORDANCE WITH THIS PROVISION BY THE AGENT OR ANY SECURED CREDITOR TO REALIZE ON COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT OR ANY SECURED CREDITOR. EACH OF THE DEBTORS WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT OR ANY SECURED CREDITOR HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.
Section 16.    Miscellaneous.
(a)    This Agreement cannot be changed or terminated orally. This Agreement shall create a continuing lien on and security interest in the Collateral to the extent set forth herein and shall be binding upon each Debtor and its successors and assigns and shall inure, together with the rights and remedies of the Agent and the Secured Creditors hereunder, to the benefit of the Agent, the Secured Creditors and their successors and assigns; provided, however, that no Debtor may assign its rights or delegate its duties hereunder without the prior written consent of the Agent and the Secured Creditors. Without limiting the generality of the foregoing, and subject to the provisions of the Credit Agreement any Secured Creditor as a lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Secured Creditor herein or otherwise.
(b)    Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party, and shall be deemed to have been made when given to the relevant party, in accordance with Section 11.9 of the Credit Agreement. All notices to the Debtors hereunder shall be made to the Company, as their agent, in accordance with Section 11.9 of the Credit Agreement.
(c)    No Secured Creditor shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral subject to this Agreement or for the execution of any trust or power hereof or for the appointment of a receiver, or for the enforcement of any other remedy under or upon this Agreement; it being understood and intended that no one or more of the Secured Creditors shall have any right in any manner whatsoever to affect, disturb or prejudice the lien and security interest of this Agreement by its or their action or to enforce any right hereunder, and that all proceedings at law or in equity shall be instituted, had and maintained by the Agent in the manner herein provided for the benefit of the Secured Creditors.
(d)    In the event that any provision hereof shall be deemed to be invalid or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, but only as to such jurisdictions where such law or interpretation is operative, and the invalidity or unenforceability of such provision shall not affect the validity of any remaining provisions hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.
(e)    This Agreement shall be deemed to have been made in the State of Illinois and shall be governed by, and construed in accordance with, the laws of the State of Illinois. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.
(f)    This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of any Debtor in any way related to the Collateral and that the Agent and the Secured Creditors shall have no duty or obligation to perform or discharge any such duty or obligation.
(g)    In the event the Secured Creditors shall at any time in their discretion permit a substitution of Debtors hereunder or a party shall wish to become Debtor hereunder, such substituted or additional Debtor shall, upon executing an agreement in the form attached hereto as Schedule H, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Debtor had originally executed this Agreement and in the case of a substitution, in lieu of the Debtor being replaced. No such substitution shall be effective absent the written consent of the Secured Creditors nor shall it in any manner affect the obligations of the other Debtors hereunder.
(h)    This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each constituting an original, but all together one and the same agreement.
(i)    EACH DEBTOR, THE AGENT, AND EACH SECURED CREDITOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(j)    In the event of any inconsistency between this Agreement or the Credit Agreement, the terms of the Credit Agreement, as applicable, shall govern.
(k)    Upon the execution and delivery of this Agreement by the Company, the other Debtors and the Agent, this Agreement shall supersede all provisions of the Prior Security Agreement as of such date. Each Debtor hereby agrees that, notwithstanding the execution and delivery of this Agreement, the liens and security interests created and provided for under the Prior Security Agreement continue in effect under and pursuant to the terms of this Agreement for the benefit of all of the Obligations secured hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Prior Security Agreement as to the indebtedness and obligations which would otherwise be secured thereby prior to giving effect to this Agreement.
[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each Debtor has caused this Agreement to be duly executed and delivered as of the date first above written.
“DEBTORS”
EMCOR GROUP, INC.
By:
Name:    Anthony J. Guzzi
Title:    President and    Chief Executive Officer
FORTI/POOLE AND KENT, L.L.C.
By:
Name:    R. Kevin Matz
Title:    Manager
CSUSA HOLDINGS L.L.C.
By:
Name:    R. Kevin Matz
Title:     Manager
SHAMBAUGH & SON, L.P.
By: CSUSA Holdings L.L.C., its General Partner
By:
Name:    R. Kevin Matz
Title:    Vice President
BORDER ELECTRIC CO., L.P.
By: CSUSA Holdings L.L.C., its General Partner
By:

Signature Page to Fourth Amended and Restated Security Agreement

Name:    R. Kevin Matz
Title:    Vice President
BORDER MECHANICAL CO., L.P.
By: CSUSA Holdings L.L.C., its General Partner
By:
Name:    R. Kevin Matz
Title:    Vice President
TURNAROUND WELDING SERVICES CALIFORNIA, L.P.
By: AltairStrickland Holdings California Inc., its General Partner
By:
Name:    R. Kevin Matz
Title:    Vice President
ALTAIRSTRICKLAND CALIFORNIA, L.P.
By: AltairStrickland Holdings California Inc., its General Partner
By:
Name:    R. Kevin Matz
Title:    Vice President
PROFESSIONAL MECHANICAL CONTRACTORS, L.L.C.
By:
Name:    R. Kevin Matz
Title:    Vice President
WELSBACH ELECTRIC CORP.
By:

Signature Page to Fourth Amended and Restated Security Agreement

Name:     Kenneth W. Brouwer
Title:    President / Chief Executive Officer
TIGER TOWER SERVICES CALIFORNIA, L.P.
By: AltairStrickland Holdings California Inc., its General Partner
By:
Name:    R. Kevin Matz
Title:    Vice President
DIAMOND REFRACTORY SERVICES CALFORNIA, L.P.
By: AltairStrickland Holdings California Inc., its General Partner
By:
Name:    R. Kevin Matz
Title:    Vice President

Signature Page to Fourth Amended and Restated Security Agreement

AIR SYSTEMS, INC.
ALTAIRSTRICKLAND HOLDINGS CALIFORNIA INC.
ATLANTIC COAST MECHANICAL, INC.
BAHNSON HOLDINGS, INC.
BEAUMONT REAL ESTATE HOLDING COMPANY
BUILDING TECHNOLOGY ENGINEERS, INC.
CENTRAL MECHANICAL CONSTRUCTION CO., INC.
CES FACILITIES MANAGEMENT SERVICES, INC.
COMBUSTIONEER CORPORATION
CONTRA COSTA ELECTRIC, INC.
CS48 ACQUISITION CORP.
DEBRA-KUEMPEL INC. (f/k/a The Fred B. DeBra Co.)
DESIGN AIR, LIMITED
DUFFY MECHANICAL CORP.
DYN SPECIALTY CONTRACTING, INC.
DYNALECTRIC COMPANY
DYNALECTRIC COMPANY OF NEVADA
DYNALECTRIC COMPANY OF OHIO
DYNALECTRIC OF MICHIGAN II, INC.
EMCOR CONSTRUCTION SERVICES, INC.
EMCOR-CSI HOLDING CO.
EMCOR FACILITIES SERVICES, INC.
EMCOR GOVERNMENT SERVICES, INC.
EMCOR GOWAN, INC.
EMCOR HYRE ELECTRIC CO. OF INDIANA, INC.
EMCOR INTERNATIONAL INC.
EMCOR MECHANICAL/ELECTRICAL SERVICES (EAST), INC.
EMCOR SERVICES NORTHEAST, INC.
EMCOR SERVICES NEW YORK/NEW JERSEY, INC.
EMCOR SERVICES TEAM MECHANICAL, INC.
F & G MANAGEMENT, INC.
F & G PLUMBING, INC.
FLUIDICS, INC.
FOOD TECH, INC.
FOREST ELECTRIC CORP.
FR X OHMSTEDE ACQUISITIONS CO.
GIBSON ELECTRIC CO., INC.
GREAT MONUMENT CONSTRUCTION COMPANY

Signature Page to Fourth Amended and Restated Security Agreement

HANSEN MECHANICAL CONTRACTORS, INC.
HERITAGE MECHANICAL SERVICES, INC.
HILLCREST SHEET METAL, INC.
HNT HOLDINGS INC.
HVAC, LTD.
ILLINGWORTH-KILGUST MECHANICAL, INC.
INTE-FAC CORP.
INTERMECH, INC.
J.C. HIGGINS CORP.
KDC INC.
KUEMPEL SERVICE, INC.
LOWRIE ELECTRIC COMPANY, INC.
MANDELL MECHANICAL CORPORATION
MARELICH MECHANICAL CO., INC.
MEADOWLANDS FIRE PROTECTION CORP.
MECHANICAL SERVICES OF CENTRAL FLORIDA, INC.
MECHANICAL SPECIALTIES CONTRACTORS, INC.
MES HOLDINGS CORPORATION
MESA ENERGY SYSTEMS, INC.
MIDLAND FIRE PROTECTION, INC.
MONUMENTAL HEATING, VENTILATING AND AIR CONDITIONING CONTRACTORS, INC.
MONUMENTAL INVESTMENT CORPORATION
NOGLE & BLACK MECHANICAL, INC.
NORTH JERSEY MECHANICAL CONTRACTORS, INC.
OHMSTEDE INDUSTRIAL SERVICES INC.
PACE MECHANICAL SERVICES II, INC.
PENGUIN AIR CONDITIONING CORP.
PENGUIN MAINTENANCE AND SERVICES INC.
PERFORMANCE MECHANICAL, INC.
POOLE & KENT COMPANY OF FLORIDA
POOLE AND KENT‑NEW ENGLAND, INC.

Signature Page to Fourth Amended and Restated Security Agreement

POOLE AND KENT-CONNECTICUT, INC.
R. S. HARRITAN & COMPANY, INC.
REDMAN EQUIPMENT & MANUFACTURING COMPANY
REPCON, INC.
REPCON EQUIPMENT CO.
REPCON INTERNATIONAL, INC.
REPCONSTRICKLAND, INC.
S. A. COMUNALE CO., INC.
SCALISE INDUSTRIES CORPORATION
THE BETLEM SERVICE CORPORATION
THE FAGAN COMPANY
THE POOLE AND KENT COMPANY
THE POOLE AND KENT CORPORATION
TRAUTMAN & SHREVE, INC.
UNIVERSITY MARELICH MECHANICAL, INC.
UNIVERSITY MECHANICAL & ENGINEERING CONTRACTORS, INC., A CALIFORNIA CORPORATION
UNIVERSITY MECHANICAL & ENGINEERING CONTRACTORS, INC., AN ARIZONA CORPORATION
WALKER‑J‑WALKER, INC.
WELSBACH ELECTRIC CORP. OF L.I.
By:
Name:     R. Kevin Matz
Title:    Vice President

F & G MECHANICAL CORPORATION
By:
Name:     Salvatore Fichera
Title:    President

AIRCOND CORPORATION
BAHNSON, INC.
CONCOR NETWORKS, INC.
EMCOR SERVICES CES, INC.
HARRY PEPPER & ASSOCIATES, INC.
MOR PPM, INC.

Signature Page to Fourth Amended and Restated Security Agreement

NEW ENGLAND MECHANICAL SERVICES, INC.
NEW ENGLAND MECHANICAL SERVICES OF MASSACHUSETTS, INC.
SOUTHERN INDUSTRIAL CONSTRUCTORS, INC.
USM, INC.
USM (DELAWARE) INC.
USU SERVICES HOLDINGS, INC.
VIOX SERVICES, INC.
By:
Name:     Douglas Myers
Title:    Vice President
BAHNSON ENVIRONMENTAL SPECIALTIES, LLC
OHMSTEDE HOLDINGS LLC
OHMSTEDE PARTNERS LLC
By:
Name:    R. Kevin Matz
Title:    Manager
OHMSTEDE LTD.
By: Ohmstede Partners LLC, its General Partner
By:
Name:    R. Kevin Matz
Title:    Vice President
ALTAIRSTRICKLAND HOLDINGS LLC
ALTAIRSTRICKLAND INTERNATIONAL LLC
ALTAIRSTRICKLAND, LLC
ASG DIAMOND, LLC
ASI INDUSTRIAL SERVICES, LLC
DIAMOND REFRACTORY SERVICES, LLC
MERCURY INDUSTRIAL MATERIALS, LLC
REPCON PROPERTIES, LLC
TIGER TOWER SERVICES, LLC
TURNAROUND WELDING SERVICES, LLC

Signature Page to Fourth Amended and Restated Security Agreement

By:
Name:    R. Kevin Matz
Title:    Vice President
SIC INTERNATIONAL, LLC
By: Southern Industrial Constructors, Inc., its Sole Member
By:
Name:    Douglas Myers
Title:    Vice President

Accepted and agreed to in Chicago, Illinois, as of the date first above written.
BANK OF MONTREAL, as Agent
By
Name: John A. Armstrong
Title: Director

Signature Page to Fourth Amended and Restated Security Agreement

SCHEDULE A

Name of Debtor (And Organizational No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor
EMCOR Group, Inc. (Delaware Corporation) Org. No. 2120222	301 Merritt Seven Norwalk, CT 06851		See Column 2
EMCOR Construction Services, Inc. (Delaware Corporation) Org. No. 2295158	301 Merritt Seven Norwalk, CT 06851	1420 Spring Hill Road Suite 500 McLean, VA 22102	See Columns 2 & 3
EMCOR Facilities Services, Inc. (Delaware Corporation) Org. No. 2625001	301 Merritt Seven Norwalk, CT 06851
555 Anton Blvd.
Costa Mesa, CA 92626

4125 East Madison St.
Phoenix, AZ 85034

3100 Woodcreek Dr.
Downers Grove, IL 60515

2 Cromwell
Irvine, CA 92618

790 Township Rd.
Yardley, PA

105 Central St.
Stoneham, MA 02180

See Columns 2 & 3
EMCOR Services CES, Inc. (Delaware corporation) Org. No. 5014397	2800 Crystal Dr., Suite 600 Arlington, VA 22202		See Column 2

1921592

Name of Debtor (And Organizational No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor
Mesa Energy Systems, Inc. (California Corporation) Org. No.1281860	5 Vanderbilt Irvine, CA 92618
2865 Progress Place #A
Escondido, CA 92029

24051 Amador Street
Hayward, CA 94544

EMCOR Services Mesa
900 Vernon Way
Suite 100
El Cajon, CA 92020

4668 No. Sonora Avenue
Fresno, CA 93722

7060 Koll Center Parkway
Pleasanton, CA

16250 Railroad Avenue
Morgan Hill, CA 95037

d/b/a EMCOR Services Hillcrest
2324 Perseus Ct
Bakersfield, CA 93308

EMCOR Services Arizona
4125 E. Madison St.
Phoenix, AZ 85034

31332 Via Colinas
Unit #105
Westlake Village, CA 91362

EMCOR Services Nevada
75 Bank St. #2
Sparks, NV 89431

11295 Sunrise Gold Circle #D
Rancho Cordova, CA 95742

EMCOR Services Nevada
6255 McLeod Dr. #8
Las Vegas, NV 89120
See Columns 2 & 3

Name of Debtor (And Organizational No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor
Scalise Industries Corporation (Pennsylvania Corporation) Org. No. 647338	108 Commerce Blvd. Lawrence, PA 15055	91 Mayview Rd Lawrence, PA 15055	See Column 2
EMCOR International Inc. (Delaware Corporation) Org. No. 2184202	301 Merritt Seven Norwalk, CT 06851		See Column 2
EMCOR Mechanical/Electrical Services (East), Inc. (Delaware Corporation) Org. No. 2293360	301 Merritt Seven Norwalk, CT 06851		See Column 2
Heritage Mechanical Services, Inc. (New York Corporation) None	70 Schmitt Blvd. Farmingdale, NY 11735		See Column 2
Welsbach Electric Corp. (Delaware Corporation) Org. No.0780011	111-01 14th Avenue College Point, NY 11356-0252		See Column 2
Forest Electric Corp. (New York Corporation) Org. No. None	2 Penn Plaza, Fl. 4 New York, NY 30121	160 Rarritan Ctr. Parkway, Suite 18 Edison, NJ 08837	See Columns 2 & 3
Welsbach Electric Corp. of L.I. (New York Corporation) Org. No. None	300 Newtown Road Plainview, NY 11803		See Column 2
Penguin Maintenance and Services Inc (Delaware Corporation) Org. No. 2251604 Penguin Air Conditioning Corp. (New York Corporation) Org. No. None	26 West Street Brooklyn, NY 112221 26 West Street Brooklyn, NY 11222		See Column 2 See Column 2

Name of Debtor (And Organizational No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor
J.C. Higgins Corp. (Delaware Corporation) Org. No. 2232450	70 Hawes Way, Fl. 2 Stoughton, MA 02072	d/b/a Tucker Mechanical 367 Research Parkway Meriden, CT 06450	See Columns 2 & 3
Duffy Mechanical Corp. (Maryland Corporation) Org. No. D03916020	301 Merritt Seven Norwalk, CT 06851		See Column 2
EMCOR Hyre Electric Co. of Indiana, Inc. (Delaware Corporation) Org. No. 2267293	2655 Garfield Avenue Highland, IN 46322		See Column 2
Gibson Electric Co., Inc. (New Jersey Corporation) Org. No. 0100081753	3100 Woodcreek Drive Downers Grove, IL 60515		See Column 2
University Mechanical & Engineering Contractors, Inc. (California Corporation) Org. No. 527647	1168 Fesler Street El Cajon, CA 92020		See Column 2
Pace Mechanical Services II, Inc. (Michigan Corporation) Org. No. 488043	301 Merritt Seven Norwalk, CT 06851		See Column 2
University Mechanical & Engineering Contractors, Inc. (Arizona Corporation) Org. No. 0059955-4	1200 North Sickles Road Tempe, AZ 85281		See Column 2
Hansen Mechanical Contractors, Inc. (Nevada Corporation) Org. No. C324-1971	4580 West Post Road Las Vegas, NV 89118		See Column 2
Design Air, Limited (Washington Corporation) Org. No. 600314241	8657 South 190th Street Kent, WA 98031-1270		See Column 2

Name of Debtor (And Organizational No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor
Trautman & Shreve, Inc. (Colorado Corporation) Org. No. 19911078279	4406 Race Street Denver, CO 80216	322 Juanita Street Colorado Springs, CO 80909	See Columns 2 & 3
EMCOR Gowan, Inc. (Texas Corporation) Org. No.0022008300	5550 Airline Drive Houston, TX 77076		See Column 2
Inte-Fac Corp. (New York Corporation) Org. No. None	26 West Street Brooklyn, NY 11222		See Column 2
MES Holdings Corporation (Delaware Corporation) Org. No. 2441388	301 Merritt Seven Norwalk, CT 06851		See Column 2
R. S. Harritan & Company, Inc. (Virginia Corporation) Org. No. 179532	3280 Formex Road Richmond, VA 23224		See Column 2
Dynalectric Company of Ohio (Ohio Corporation) Org. No. 807660	301 Merritt Seven Norwalk, CT 06851		See Column 2
Dynalectric of Michigan II, Inc. (Delaware Corporation) Org. No. 2822379	301 Merritt Seven Norwalk CT 06851		See Column 2
DeBra-Kuempel Inc. (Delaware Corporation) Org. No. 2945595	3876 Southern Avenue Cincinnati, OH 45227	1948 W. Dorothy Lane Dayton, OH 45439 702 Parker Drive Maysville, KY 41056 d/b/a Dynaelectric Ohio 5130 Transamerica Dr. Columbus, OH 43228	See Columns 2 & 3

Name of Debtor (And Organizational No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor
Marelich Mechanical Co., Inc. (California Corporation) Org. No. C2114848	24041 Amador Hayward, CA 94544	1000 North Kraemer Place Anaheim, CA 92806 6001 Midway Street Sacramento, CA 95826 1679 Enterprise Blvd. Sacramento, CA 95691	See Columns 2 & 3
Dynalectric Company (Delaware Corporation) Org. No. 2722041	1420 Spring Hill Road, #500 McLean, VA 22102	3145 Northwoods Parkway, Suite 800 Norcross, GA 30071	See Columns 2 & 3
d/b/a Ferguson Dynalectric of Colorado 1410 Ford Street Colorado Springs, CO 80915 345 Sheridan Boulevard Denver, Co 80226 5277 Cameron St. Suite 100 Las Vegas, NV 89118

Name of Debtor (And Organizational No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor
9505 Chesapeake Drive San Diego, CA 92123 22930 Shaw Road Dulles, VA 20166 2904 Southwest First Avenue Portland, OR 97201 497 Mueller Lane Newport News, VA 23606 2501 SW 160th Miramar, FL 33027
4462 Corporate Center Dr. Los Alamitos, CA 90702 2904 SW First Avenue Portland, OR 97201 2455 West 1500 South Suite A Salt Lake City, UT 84104
Dyn Specialty Contracting, Inc. (Virginia Corporation) Org. No. 295431	1420 Spring Hill Road, #500 McLean, VA 22102		See Column 2
KDC Inc. (California Corporation) Org. No. 770706	4462 Corporate Center Drive Los Alamitos, CA 90720	d/b/a KDC Systems 4462 Corporate Center Drive Los Alamitos, CA 90720 d/b/a KDC Systems 2904 S. W. First Avenue Portland, OR 97201	See Columns 2 & 3

Name of Debtor (And Organizational No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor
Contra Costa Electric, Inc. (California Corporation) Org. No. C0273069	825 Howe Road Martinez, CA 94553	3208 Landco Drive Bakersfield, CA 93308 4688 N. Sonora Ave. Suite 102 Fresno, CA 93722	See Columns 2 & 3
Dynalectric Company of Nevada (Nevada Corporation) Org. No. C238-1958	3555 West Oquendo Rd Las Vegas, NV 89118		See Column 2
EMCOR Services Northeast, Inc. (Massachusetts Corporation) Org. No. None	80 Hawes Way Stoughton, MA 02072		See Column 2
Building Technology Engineers, Inc. (Massachusetts Corporation) Org. No. None Poole & Kent Company of Florida (Delaware Corporation) Org. No. 3818963	105 Central Street, Suite 2100 Stoneham, MA 02180 1781 N.W. North River Drive Miami, FL 33125	555 Anton Blvd. Costa Mesa, CA 92626 1715 Lemon Street Tampa, FL 33606 901 North Point Parkway, Suite 104 West Palm Beach, FL 33407	See Columns 2 & 3 See Columns 2 & 3
Monumental Investment Corporation (Maryland Corporation) Org. No. D01289180	301 Merritt Seven Norwalk, CT 06851		See Column 2
The Poole and Kent Company (Maryland Corporation) Tax I.D. 52-0017984 Org. No. D00174458	4530 Hollins Ferry Road Baltimore, MD 21227		See Column 2

Name of Debtor (And Organizational No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor
The Poole and Kent Corporation (Maryland Corporation) Org. No. D00174466	4530 Hollins Ferry Road Baltimore, MD 21227 d/b/a Poole and Kent Construction Services 643 Lofstrand Lane Rockville, MD 20850		See Column 2
S. A. Comunale Co., Inc. (Ohio Corporation) Org. No. 437451	2900 Newpark Drive Barberton, OH 44203	5270 Oakwood Boulevard Mays Landing, NJ	See Columns 2 & 3
3007 Harding Highway East Mario, OH 43302
1002 International Boulevard Cincinnati, OH 45246
145 Shaffer Drive NE Warren, OH 44484
1200 E. 55th Street, Unit B Cleveland, OH 44103
23042 Commerce Drive Farmington Hills, MI 48335
Air Systems, Inc. (California Corporation) Org. No.C2497209	940 Remillard Court San Jose, CA 95122		See Column 2
Fluidics, Inc. (Pennsylvania Corporation) Org. No. 766706	9815 Roosevelt Blvd., Suite A Philadelphia, PA 19114		See Column 2
University Marelich Mechanical, Inc. (Delaware Corporation) Org. No. 4047723	1000 N. Kraemer Place Anaheim, CA 92806		See Column 2
Midland Fire Protection, Inc. (Rhode Island Corporation) Org. No. 56289	70 Hawes Way R.2 Stoughton, MA 02072		See Column 2

Name of Debtor (And Organizational No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor
Poole and Kent-Connecticut, Inc. (Maryland Corporation) Org. No. D04800199	4530 Hollins Ferry Road Baltimore, MD 21227		See Column 2
Poole and Kent – New England, Inc. (Maryland Corporation) Org. No.D03688207	4530 Hollins Ferry Road Baltimore, MD 21227		See Column 2
Monumental Heating, Ventilating and Air Conditioning Contractors, Inc. (Maryland Corporation) Org. No. D04254868	4530 Hollins Ferry Road Baltimore, MD 21227		See Column 2
Forti/Poole and Kent, L. L. C. (Maryland LLC) Org. No. W04265096	4530 Hollins Ferry Road Baltimore, MD 21227		See Column 2
HVAC, Ltd. (Maryland Corporation) Org. No. D00816884	4530 Hollins Ferry Road Baltimore, MD 21227		See Column 2
Atlantic Coast Mechanical, Inc. (Maryland Corporation) Org. No. D01557800	4530 Hollins Ferry Road Baltimore, MD 21227		See Column 2
Great Monument Construction Company (Maryland Corporation) Org. No. D01495571	301 Merritt Seven Norwalk, CT 06851		See Column 2
EMCOR- CSI Holding Co. (Delaware Corporation) Org. No. 3486633	301 Merritt Seven Norwalk, CT 06851		See Column 2
Border Electric Co., L.P. (Texas Limited Partnership) Org. No. 0012427910	6939 Commerce Avenue El Paso, TX 79915		See Column 2
Border Mechanical Co., L.P. (Texas Limited Partnership) Org. No. 0012428010	6939 Commerce Avenue El Paso, TX 79915		See Column 2

Name of Debtor (And Organizational No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor
Central Mechanical Construction Co., Inc. (Delaware Corporation) Org. No. 2892099	631 Pecan Circle Manhattan, KS 66502	725 NE Highway 24 Topeka, KS 66608 506 East 23rd Lawrence, KS 66046	See Columns 2 & 3
CS48 Acquisition Corp. (Delaware Corporation) Org. No. 2955782	301 Merritt Seven Norwalk, CT 06851		See Column 2
CSUSA Holdings L.L.C. (Delaware Corporation) disregarded entity Org. No. 3467627	301 Merritt Seven Norwalk, CT 06851		See Column 2
F & G Mechanical Corporation (Delaware Corporation) Org. No. 2850884	348 New County Road Secaucus, NJ 07094		See Column 2
F & G Plumbing, Inc. (New Jersey Corporation) Org. No. 0100873145	348 New County Road Secaucus, NJ 07094		See Column 2
EMCOR Services New York/ New Jersey, Inc. (Delaware Corporation) Org. No. 2930475	24-37 46th Street Long Island City, NY 11103	231 West Parkway Pompton Plains, NJ 07444	See Columns 2 & 3
Hillcrest Sheet Metal, Inc. (Delaware Corporation) Org. No. 2788607	4540 Easton Drive Bakersfield, CA 93309		See Column 2
Illingworth-Kilgust Mechanical, Inc. (Delaware Corporation) Org. No. 2913106	6950 Gisholt Drive Madison, WI 53713	615 South 89th Street Milwaukee, WI 53214	See Columns 2 and 3
Kuempel Service, Inc. (Ohio Corporation) Org. No. 581186	3876 Southern Avenue Cincinnati, OH 45227		See Column 2
Lowrie Electric Company, Inc. (Tennessee Corporation) Org. No. 0154850	7520 Bartlett Corporate Cove, East Bartlett, TN 38133		See Column 2

Name of Debtor (And Organizational No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor
Mandell Mechanical Corporation (New York Corporation) Org. No. None	301 Merritt Seven Norwalk, CT 06851		See Column 2
Meadowlands Fire Protection Corp. (New Jersey Corporation) Org. No. 0100215829	348 New County Rd Secaucus, NJ 07094		See Column 2
Nogle & Black Mechanical, Inc. (Delaware Corporation) Org. No. 0100076108	431 Lexington Drive Buffalo Grove, IL 60089		See Column 2
North Jersey Mechanical Contractors, Inc. (New Jersey Corporation) Org. No. 0100076108	2 North Street, Suite 2B Waldwick, NJ 07463		See Column 2
Shambaugh & Son, L.P. (Texas Limited Partnership) Org. No. 002169710	7614 Opportunity Drive Fort Wayne, IN 46825	Shambaugh & Son, L.P. Detroit Fire Protection 21667 Melrose Avenue Southfield, MI 48075 Shambaugh & Son, L.P. South Bend Mechanical 13738 E. Jefferson Blvd. Mishawaka, IN 46545	See Columns 2 & 3
Shambaugh & Son, L.P. Ed Grace Division 2600 Duncan Road Lafayette, IN 47904 Advanced Systems Computer Consultants 4711 Speedway Drive Fort Wayne, IN 46825

Name of Debtor (And Organizational No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor

Advanced Systems Group, Inc.
4711 Speedway Drive
Fort Wayne, IN 46825

Shambaugh & Son, L.P.
Lafayette Electric Division
2600 Duncan Road
Lafayette, IN 47904

Shambaugh & Son, L.P.
Toledo Fire Protection
212 West Wayne Street
Maumee, OH 43537

d/b/a Dynalectric Michigan
d/b/a Pace Mechanical
Services
25701 Commerce Dr.
Madison Heights, MI 48071

Shambaugh & Son, L.P.
Indianapolis Electric Division
1010 E. Summer Avenue
Indianapolis, IN 46227

d/b/a Havel Brothers
7525 DiSalle Blvd.
Fort Wayne, IN 46825

d/b/a Havel Brothers
Sugar Maple Court
South Bend, IN 46628

Name of Debtor (And Organizational No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor

d/b/a Havel Brothers
5128 W 79th Street
Indianapolis, IN 46268

Shambaugh & Son, L.P.
South Bend Fire Protection
13738 E. Jefferson Blvd.
Mishawaka, IN 46545

Shambaugh & Son, L.P.
2820 Thatcher Road
Downers Grove, IL 60515

d/b/a Havel Brothers
8233 Neptune, Suite 1
Kalamazoo, MI 49009

The Fagan Company (Kansas Corporation) Org. No. 630954	3125 Brinkerhoff Road Kansas City, KS 66115	14 E. 1st Fort Scott, KS 66701	See Columns 2 & 3
Walker-J-Walker, Inc. (Tennessee Corporation) Org. No. 0033339	6045 E. Shelby Dr. #3 Memphis, TN 38141		See Column 2
EMCOR Government Services, Inc. (Maryland Corporation) Org. No. D03903283	2800 Crystal Dr., Suite 600 Arlington, VA 22202		See Column 2

Name of Debtor (And Organizational No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor
Aircond Corporation (Georgia Corporation) Org No. J202485	400 Lake Ridge Drive, S.E. Smyrna, GA 30082
485 Buford Drive
Lawrenceville, GA 30045

4480 Riverside Drive
Macon, GA 31210

2770 West Point Road
Lagrange, GA 30240

158 Lott Court
West Columbia, SC 29169

8810 Westgate Park Drive
Suite 104
Raleigh, NC 27617

3644 Vann Road
Building 1, Suite 120
Birmingham, AL 35235

11521 Reames Road
Suite 103
Charlotte, NC 28269

120 Old Mill Road
Suite G
Greenville, SC 29607

2917 River West Drive
Suite 301
Augusta, GA 30907

5901-G Northwoods Parkway
Charlotte, NC 28269

2450 Lakeland Rd.
Suite 1
Dalton, GA 30721

See Columns 2 & 3

Name of Debtor (And Organizational No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor
The Betlem Service Corporation (New York Corporation) Org. No. None	704 Clinton Avenue, South Rochester, NY 14620		See Column 2
CES Facilities Management Services, Inc. (Maryland Corporation) Org. No. D05515994	2800 Crystal Drive, Suite 600 Arlington, VA 22202		See Column 2
Combustioneer Corporation (Maryland Corporation) Org. No. D03050507	643 Lofstrand Lane Rockville, MD 20850		See Column 2
EMCOR Services Team Mechanical, Inc. (Delaware Corporation) Org No. 4026937	431 Lexington Drive Buffalo Grove, IL 60089		See Column 2
New England Mechanical Services of Massachusetts, Inc. (Massachusetts Corporation) Org. No. None	17 Third Street Palmer, MA 01069		See Column 2

Name of Debtor (And Organizational No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor
New England Mechanical Services, Inc. (Connecticut Corporation) Org. No. 0033131	166 Tunnel Road Vernon, CT 06066
30 Linden Drive
Trumbull, CT 06611

690 Asylum Avenue
Hartford, CT 06105

3 Shaw’s Cove
New London, CT 06320

17 Third Street
Palmer, MA 01069

d/b/a EMCOR Services Tri-Tech
4 Airport Park Blvd.
Latham, NY 12110

203 Concord Street
Pawtucket, RI 02860

See Columns 2 & 3
Viox Services, Inc. (Ohio Corporation) Org. No. 470852	15 W. Voorhees Street Cincinnati, OH 07444	2020 15th Street Columbus, IN 47201 1144 East Market Street Akron, OH 44316 9655 Reading Rd. Cincinnati, OH 45215	See Columns 2 & 3
F & G Management, Inc. (Delaware Corporation) Org. No. 3581028	301 Merritt Seven Norwalk, CT 06851		See Column 2
FR X Ohmstede Acquisitions Co. (Delaware Corporation) Org. No. 4168905	937 Pine St. Beaumont, TX 77701		See Column 2
HNT Holdings Inc. (Delaware Corporation) Org. No. 3372290	937 Pine St. Beaumont, TX 77701		See Column 2

Name of Debtor (And Organizational No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor
Ohmstede Partners LLC (Delaware LLC) Org. No. 3388080	937 Pine St. Beaumont, TX 77701		See Column 2
Ohmstede Holdings LLC (Delaware LLC) Org. No. 3388083	937 Pine St. Beaumont, TX 77701		See Column 2
Ohmstede Ltd. (Texas Limited Partnership) Org. No. 00151033-10	937 Pine St. Beaumont, TX 77701
895 N. Main Street
Beaumont, TX 77701

410 Flato Rd.
Corpus Christi, TX 78405

12415 Highway 225
LaPorte, TX 77571

4250 Highway 30
St. Gabriel, LA 70776

420545 Belshaw Avenue
Carson, CA 90745

1750 Swisco Rd.
Sulphur, LA 70665

See Columns 2 & 3
Ohmstede Industrial Services Inc. (Texas Corporation) Org. No. 117921700	937 Pine St. Beaumont, TX 77701		See Column 2
Beaumont Real Estate Holding Company (Texas Corporation) Org. No. 800104306	937 Pine St. Beaumont, TX 77701		See Column 2
Performance Mechanical, Inc. (California Corporation) Org. No. C1186280	701 Willowpass Road Pittsburg, CA 94565	6001 Midway St. Sacramento, CA 95828 17925 S. Broadway Gardena, CA 90248	See Columns 2 & 3

Name of Debtor (And Organizational No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor
Redman Equipment & Manufacturing Company (California Corporation) Org. No. C0431393	19800 S. Normandie Avenue Torrance, CA 90502-1182		See Column 2
Professional Mechanical Contractors, L.L.C. (Connecticut Corporation) Org. No. 0516430	367 Research Parkway Meriden, CT 06450-7148		See Column 2
Mechanical Services of Central Florida, Inc. (Florida Corporation) Document No. P03000008527	9820 Satelite Blvd. Orlando, FL 32837		See Column 2
MOR PPM, Inc. (South Carolina Company) Org No. None	1127 South Main Street Society Hill, NC 29593		See Column 2
Bahnson Holdings, Inc. (North Carolina Corporation) Org. No. 0800684	3901 Westpoint Blvd. Winston-Salem, NC 27105		See Column 2
Bahnson, Inc. (North Carolina Corporation) Org. No. 0287987	3901 Westpoint Blvd. Winston-Salem, NC 27105	555 Birch Creek Road McLeansville, NC 27301	See ColumnS 2 & 3
Bahnson Environmental Specialties, LLC (North Carolina limited liability company) Org. no. 0571969	4412 Tryon Road Raleigh, NC 27606		See Column 2
Mechanical Specialties Contractors, Inc. (North Carolina Corporation) Org. No. 0406593	100 Forsyth Hall Drive Suite D Charlotte, NC 28273	2274 Azalea Dr. Suite B Lawrenceville, GA 30043	See Columns 2 & 3
Intermech, Inc. (Delaware Corporation) Org. No. 0894383	3909 Westpoint Dr. Winston-Salem, NC 27103	1380 Enterprise St. Idaho Falls, ID 83402 227 Trade Court Aikem, SC 29805 654 Truman Ave. Richland, WA 99352	See Columns 2 & 3

Name of Debtor (And Organizational No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor
Harry Pepper & Associates, Inc. (Florida Corporation) Org. No. 238126	9000 Regency Square Blvd. Suite 100 Jacksonville, FL 32211	8233 Gator Lane Suite No. 1 West Palm Beach, FL 33411 6706 N. 9th Ave. Suite No. A7 Pensacola, FL 3250	See Columns 2 & 3
USM Services Holdings, Inc. (Delaware Corporation) Org. No. 4927170	1880 Markley St. Norristown, PA 19401		See Column 2
USM (Delaware) Inc. (Delaware Corporation) Org. No. 4435782	1880 Markley St. Norristown, PA 19401		See Column 2
USM, Inc. (Pennsylvania Corporation) Org. No. 1048528	1880 Markley St. Norristown, PA 19401	260 Maple Court Suite 210 Ventura, CA 93003 151 Bodman Red Bank, NJ 07701	See Columns 2 & 3
Southern Industrial Constructors, Inc. (North Carolina Corporation) Org. No. 0022587	6101 Triangle Drive Raleigh, NC 27617	200 Planters Drive Columbia, SC 29209 136 Roymac Drive Wilmington, NC 28401	See Columns 2 & 3
SIC International, LLC (North Carolina limited liability company) Org. No. 1225911	6101 Triangle Drive Raleigh, NC 27617		See Column 2
ConCor Networks, Inc. (Delaware corporation) Org. No. 5080692	1954 Halethrop Farms Rd. Suite 400 Baltimore, MD 21227		See Column 2
Food Tech, Inc. (New York corporation) Org. No. 4357341	300 Ledgewood Rockland, MA 02370		See Column 2
Repcon, Inc. (Texas corporation) Org. No. 67311600	7502 Up River Road Corpus Christi, TX 78409		See Column 2

Name of Debtor (And Organizational No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor
ASG Diamond, LLC (Texas limited liability company) Org. No. 800751921	8412 Mosley Houston, TX 77075		See Column 2
Diamond Refractory Services, LLC (Texas limited liability company) Org. No. 800751228	8412 Mosley Houston, TX 77075		See Column 2
Diamond Refractory Services California, L.P. (California limited partnership) Org. No. 200706800040	8412 Mosley Houston, TX 77075		See Column 2
Mercury Industrial Materials, LLC (Texas limited liability company) Org. No. 800752723	8412 Mosley Houston, TX 77075		See Column 2
ASI Industrial Services, LLC (Texas limited liability company) Org. No. 800752151	8412 Mosley Houston, TX 77075		See Column 2
Turnaround Welding Services, LLC (Texas limited liability company) Org. No. 800752133	29371 Frost Road Livingston, LA 70754		See Column 2
Turnaround Welding Services California, L.P. (California limited partnership) Org. No. 200715200011	29371 Frost Road Livingston, LA 70754		See Column 2
AltairStrickland California, L.P. (California limited partnership) Org. No. 200706800039	29371 Frost Road Livingston, LA 70754		See Column 2
Tiger Tower Services, LLC (Texas limited liability company) Org. No. 800751217	874 Fawn Trail Conroe, TX 77385		See Column 2
Tiger Tower Services California, L.P. (California limited partnership) Org. No. 200719700017	874 Fawn Trail Conroe, TX 77385		See Column 2
RepconStrickland, Inc. (Delaware corporation) Org. No. 4495072	1605 S. Battleground Road LaPorte, TX 77571		See Column 2

Name of Debtor (And Organizational No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor
AltairStrickland, LLC (Texas limited liability company) Org. No. 800752148	1605 S. Battleground Road LaPorte, TX 77571		See Column 2
AltairStrickland Holdings LLC (Delaware limited liability company) Org. No. 4273945	1605 S. Battleground Road LaPorte, TX 77571		See Column 2
AltairStrickland Holdings California Inc. (California corporation) Org. No. C3045881	1605 S. Battleground Road LaPorte, TX 77571		See Column 2
AltairStrickland International LLC (Texas limited liability company) Org. No. 801324660	1605 S. Battleground Road LaPorte, TX 77571		See Column 2
Repcon Equipment Co. (Texas corporation) Org. No. 100961400	1605 S. Battleground Road LaPorte, TX 77571		See Column 2
Repcon International, Inc. (Texas corporation) Org. No. 800310007	1605 S. Battleground Road LaPorte, TX 77571		See Column 2
Repcon Properties, LLC (Texas limited liability company) Org. No. 800917753	1605 S. Battleground Road LaPorte, TX 77571		See Column 2

SCHEDULE B
TRADE NAMES

Debtor’s Name	Prior Legal Name in Past 5 Years	Trade Names/Names in Past 5 Years

EMCOR Group, Inc.	None	None

EMCOR Construction Services, Inc.	EMCOR Construction Holding Services, Inc. (DE)	None
EMCOR Mechanical/Electrical Services (Midwest), Inc.; EMCOR Mechanical/Electrical Services (South), Inc.; EMCOR Mechanical/Electrical Services (West), Inc. - each in DE

EMCOR Facilities Services, Inc.	None	EMCOR Energy Services
EMCOR Industrial Services Consulting Group
Efacilities
Chicago Fire Protection Group
Facilities Knowledge Center (with respect to the Phoenix, AZ property) EMCOR Customer Solutions Center EMCOR Mobile Services EMCOR Mechanical Services EMCOR Services

Mesa Energy Systems, Inc.	EMCOR Services Arizona, Inc.	EMCOR Services Integrated Solutions
EMCOR Service VSD
EMCOR Services
Fuller Air Conditioning
EMCOR Services ARC

Debtor’s Name	Prior Legal Name in Past 5 Years	Trade Names/Names in Past 5 Years

EMCOR Services Fuller (re the Lemon Grove, CA property)
EMCOR Service Fuller Air
EMCOR Services Mesa
Hillcrest Air Conditioning
Hillcrest Sheet Metal
EMCOR Service Mesa
EMCOR Services Nevada
EMCOR Services Arizona

EMCOR International Inc.	None	None

EMCOR Mechanical/ Electrical Services (East), Inc.	None	None

Heritage Mechanical Services, Inc.	Heritage Mandell Mechanical Services, Inc. (NY)	EMCOR Service Heritage Air Systems Heritage Air Systems Heritage Mechanical Services

Welsbach Electric Corp.	None	Tech Serv Broadway Maintenance Serota Signs AZCO Modular Structures

Forest Electric Corp.	None	Forest Datacom Services
Forest Electric NY
Forest Electric NJ

Welsbach Electric Corp. of L.I.	None	Broadway Maintenance Forest/Welsbach Technical Services

Penguin Maintenance and Services Inc.	None	Broadway Electrical Maintenance

Penguin Air Conditioning Corp.	None	Penguin Broadway Electrical Maintenance EMCOR Service Penguin Air Penguin Broadway Maintenace & Service

J. C. Higgins Corp.	None	Tucker Mechanical
EMCOR Service Tucker Mechanical J.C. Higgins J.C. Higgins Service Company Gibbs-McAllister

Debtor’s Name	Prior Legal Name in Past 5 Years	Trade Names/Names in Past 5 Years

Duffy Mechanical Corp.	None	Duffy Mechanical

EMCOR Hyre Electric Co. of Indiana, Inc.	JWP/Hyre Electric Co. of Indiana, Inc. (DE)	JWP Electrical Services Co. of Ohio JWP Hyre Electric of Ohio JWP/Hyre Electric of Ohio
Gibson Electric Co., Inc.	None	EMCOR Technologies
Gibson Electric and Technologies Communication and Data Services Gibson Electric & Technology Solutions

University Mechanical & Engineering Contractors, Inc. (California Corporation)	None	Spira-Loc University Industrial Services
University Marelich Mechanical

Pace Mechanical Services II, Inc.	Pace Mechanical Services, Inc.	EMCOR Service Pace Mechanical
EMCOR Pace Mechanical Services, Inc. Pace Mechanical Services

University Mechanical & Engineering Contractors, Inc. (Arizona Corporation)	None	None

Hansen Mechanical Contractors, Inc.	None	None

Design Air, Limited	None	None

Trautman & Shreve, Inc.	None	None

EMCOR Gowan, Inc.	None	Gowan, Inc.
The Warren Company
Gowco Gowco, Inc.
Systems Commissioning
Gowan Sheet Metal Gowan Sheet Metal, Inc.
EMCOR Service Gowan
EMCOR Service Gowan, Inc.

Debtor’s Name	Prior Legal Name in Past 5 Years	Trade Names/Names in Past 5 Years
Inte-Fac Corp.	None	None

MES Holdings Corporation	None	None

R. S. Harritan & Company, Inc.	None	None

Dynalectric Company of Ohio	None	None

Dynalectric of Michigan II, Inc.	Dynalectric of Michigan, Inc.	John Miller Electric & Technologies Dynalectric Michigan

DeBra-Kuempel Inc.	The Fred B. DeBra Co.	DeBra Kuempel
EMCOR Service DeBra- Kuempel
EMCOR Service Automated Controls
Dynalectric Ohio

Marelich Mechanical Co., Inc.	None	Control Systems Specialist
University Marelich Mechanical

Dynalectric Company	None	Dynatran
Ferguson Dynalectric of Colorado
Wasatch Wasatch Electric
Dynalectric Information Technologies
Dynalectric Service & Systems Group
EMCOR Construction Services
Dynatechnologies

DYN Specialty Contracting, Inc.	None	None

KDC Inc.	None	KDC Systems
Dynalectric IDMA

Contra Costa Electric, Inc.	None	None

Dynalectric Company of Nevada	None	None

Debtor’s Name	Prior Legal Name in Past 5 Years	Trade Names/Names in Past 5 Years
EMCOR Services Northeast, Inc.	Balco, Inc. (MA)	EMCOR Services Balco/ J.C. Higgins
	Commonwealth Air Conditioning and Heating, Inc. (MA)	EMCOR Services CommAir
EMCOR Services CommAir/Balco
EMCOR Services Northeast Balco/J.C. Higgins
EMCOR Services Northeast CommAir
EMCOR Services Northeast CommAir Balco EMCOR Services Balco

Building Technology Engineers, Inc.	None	BTE (Massachusetts), Inc.
BTE of Massachusetts
Building Operations Technologies of Mass
Building Technology, Inc.
Building Technology

Poole & Kent Company of Florida	None	None

Monumental Investment Corporation	None	None

The Poole and Kent Corporation	None	Duffy Mechanical EMCOR Services Poole and Kent
Poole and Kent Construction Services

The Poole and Kent Company	None	EMCOR Service Poole and Kent
EMCOR Service Poole and Kent Northern Operations
EMCOR Service Poole and Kent Southern Operations
The Poole and Kent Company of Maryland

S. A. Comunale Co., Inc.	None	None

Debtor’s Name	Prior Legal Name in Past 5 Years	Trade Names/Names in Past 5 Years

Air Systems, Inc.	Air Systems Acquisition, Inc.	EMCOR Services Air Systems
	San Jose Air Systems, Inc.	EMCOR Services

Fluidics, Inc.	Wredna, Inc. (DE) and QLR Corporation (DE)	EMCOR Services Fluidics EMCOR Services Integrated Solutions

University Marelich Mechanical Co., Inc.	None	None

Midland Fire Protection, Inc.	None	None

Poole and Kent-Connecticut, Inc.	Environmental Engineering Company (MD)	None
Poole and Kent Distributors, Inc. (MD)

Poole and Kent - New England, Inc.	None	None

Monumental Heating, Ventilating and Air Conditioning Contractors, Inc.	None	None

Forti/Poole and Kent, LLC	None	None

HVAC, Ltd.	None	None

Atlantic Coast Mechanical, Inc.	None	None

Great Monument Construction Company	None	None

EMCOR-CSI Holding Co.	None	None

Border Electric Co., L.P.	None	None

Border Mechanical Co., L.P.	None	None

Central Mechanical Construction Co., Inc.	None	None.

CS48 Acquisition Corp.	None	None

CSUSA Holdings L.L.C.	None	None

Debtor’s Name	Prior Legal Name in Past 5 Years	Trade Names/Names in Past 5 Years

F & G Mechanical Corporation	None	EMCOR Services F & G Mechanical

F & G Plumbing, Inc.	None	None

EMCOR Services New York/ New Jersey, Inc.	Gotham Air Conditioning Service, Inc. (DE)	EMCOR Services Gotham Air Gotham Air Conditioning Services

	Trimech Corporation (NJ)	EMCOR Services Trimech

Hillcrest Sheet Metal, Inc.	None	Healthy Air Ducts
Hillcrest Air Conditioning EMCOR Services Hillcrest

Illingworth-Kilgust Mechanical, Inc.	Kilgust Mechanical, Inc.	Illingworth-Kilgust Mechanical EMCOR Services Integrated Solutions

Kuempel Service, Inc.	None	EMCOR Service DeBra Kuempel
DeBra Kuempel

Lowrie Electric Company, Inc.	None	None

Mandell Mechanical Corporation	None	Heritage Mandell Heritage Mechanical

Meadowlands Fire Protection Corp.	None	None

Nogle & Black Mechanical, Inc.	None	EMCOR Services Nogle & Black

North Jersey Mechanical Contractors, Inc.	None	NJM Service
North Jersey Maximum Mechanical

Shambaugh & Son, L.P.	None
Ed Grace
Advanced Systems Group

Debtor’s Name	Prior Legal Name in Past 5 Years	Trade Names/Names in Past 5 Years

Advanced Systems Computer Consultants
Chicago Fire Protection
Havel
Guardian Fire Protection Systems
Pace Mechanical Services
EMCOR Facility Services
EMCOR Construction Services
Shambaugh Fire Protection
Dynalectric Michigan
Advanced Systems Computer Consulting

The Fagan Company	None	KC Fab
Fagan Supermarket Refrigeration

Walker-J-Walker, Inc.	None	EMCOR Service Walker
EMCOR Services Walker J. Walker EMCOR Services Integrated Solutions

EMCOR Government Services, Inc.	Consolidated Engineering Services, Inc. (MD)	Consolidated Services, Inc. EMCOR Services Consolidated Services of Maryland, Inc.
Consolidated Engineering Services, Inc. Consolidated Engineering Services
EMCOR Medical Facilities Services
Aircond Corporation	L.T. Mechanical, Inc.	EMCOR Services Aircond EMCOR Services Integrated Solutions EMCOR Service Integrated Services
EMCOR Services LT Mechanical LT Mechanical

Debtor’s Name	Prior Legal Name in Past 5 Years	Trade Names/Names in Past 5 Years
The Betlem Service Corporation	None	EMCOR Services Betlem Residential EMCOR Services Betlem Home Energy Betlem Heating and Air Conditioning
EMCOR Services Betlem Service EMCOR Services Betlem
Betlem Home Energy
CES Facilities Management Services, Inc.	None	None

Combustioneer Corporation	None	EMCOR Services Combustioneer EMCOR Services Mid-Atlantic

EMCOR Services Team Mechanical, Inc.	EMCOR Services Midwest, inc.	EMCOR Services Hayes Mechanical Midwesco Services EMCOR Midwesco Services Team Mechanical EMCOR Services Midwest

New England Mechanical Services of Massachusetts, Inc.	None	None

New England Mechanical Services, Inc.	None	NEMSI EMCOR Services Tri-Tech
EMCOR Services New England Mechanical

Viox Services, Inc.	None	None

F & G Management, Inc.	None	None

FR X Ohmstede Acquisitions Co.	None	None

Ohmstede Partners LLC	None	None

Beaumont Real Estate Holding Company	None	None

HNT Holdings Inc.	None	None

Debtor’s Name	Prior Legal Name in Past 5 Years	Trade Names/Names in Past 5 Years
Ohmstede Industrial Services Inc.	Hydraulic Extractor Services, Inc.	United Industrial Services- Beaumont Ohmstede United Industrial Services Divison Elite Project Planning

Ohmstede Holdings LLC	None	None

Ohmstede Ltd. Performance Mechanical, Inc. Redman Equipment and Manufacturing Company Professional Mechanical Contractors, LLC Mechanical Services of Central Florida, Inc. MOR PPM, Inc.	Ohmstede LP None None None None None	Ohmstede Ltd., LP Ohmstede Ltd., Limited Partnership None None None EMCOR Services Integrated Solutions of Florida EMCOR Services MSI – Mechanical Services PPM
USM, Inc.	Tower Cleaning Systems, Inc. US Maintenance Inc.
Bahnson, Inc.	Luwa, Inc.	Bahnson Mechanical Systems Mechanical Specialties Contractors Bahnson Environmental Specialties
Bahnson Environmental Specialties, LLC	Luwa Environmental Specialties

Food Tech, Inc.	FT Constructors, Inc.	Technology Food Systems, Inc.

Scalise Industries Corporation	Scalise Industries Corp.	EMCOR Services Scalise Industries SI Technologies

Debtor’s Name	Prior Legal Name in Past 5 Years	Trade Names/Names in Past 5 Years
Southern Industrial Constructors, Inc.	None	Southern Crane

RepconStrickland, Inc.	None	None

AltairStrickland Holdings LLC	None	None

ASG Diamond LLC	None	None

ASI Industrial Services, LLC	None	None

Diamond Refractory Services, LLC	None	None

Mercury Industrial Materials, LLC	None	None

Turnaround Welding Services, LLC	None	None

Turnaround Welding Services California L.P.	None	None

AltairStrickland California, L.P.	None	None

AltairStrickland, LLC	None	None

Tiger Tower Services, LLC	None	None

AltairStrickland International, LLC	None	None

Diamond Refractory Services California, L.P.	None	None

AltairStrickland Holdings California, Inc.	None	None

Tiger Tower Services California, L.P.	None	None

Repcon, Inc.	None	None

Repcon Equipment Co.	None	None

Repcon International, Inc.	None	None

Repcon Properties, LLC	None	None

Debtor’s Name	Prior Legal Name in Past 5 Years	Trade Names/Names in Past 5 Years
SIC International, Inc.	None	None

SCHEDULE C
INTELLECTUAL PROPERTY

See attached Schedule C.

No other Debtor owns any intellectual property rights.

C-1

SCHEDULE D
INVESTMENT PROPERTY

Investments	Amount of investment	Payee or holder
1. Colony Holdings Ltd. (Bermuda)	60,000 shares —12% interest	Monumental Investment Corporation
2. Baltimore Ravens	License (right) for 16 seats	The Poole and Kent Corporation
3. Cash Surrender Value of split dollar insurance policy	$830,000	Penguin Air Condition Corp.
4. Cash Surrender Value of split dollar life insurance policy	$709,000	Shambaugh & Son, L.P.
5. F & G Mechanical Inc.	90 shares – 45% interest	F & G Mechanical Corporation (New York)
6. C & H Services LLC	50% Interest	Ohmstede Ltd.
7. Start 2 Finish LLC	45% Interest	Viox Services, Inc.
8. DATSU	35% Interest	AltairStrickland Holdings LLC
9. CTSI-CES Facility Services Millington LLC	40% Interest	EMCOR Government Services, Inc.
10. E-Star LLC	49% Interest	EMCOR Government Services, Inc.

SCHEDULE E

DEPOSIT ACCOUNTS
Deposit Accounts are set forth in the Side Letter.

SCHEDULE F
COMMERCIAL TORT CLAIMS
NONE

F-2

SCHEDULE G
SUPPLEMENT TO SECURITY AGREEMENT
THIS SUPPLEMENT TO SECURITY AGREEMENT (the "Supplement") is dated as of this _____ day of _____________, 20__ from _________________________, a(n) _____________ corporation/limited liability company/partnership (the “Debtor”), to Bank of Montreal, in its capacity as administrative agent for itself and certain other lenders (the “Agent”).
PRELIMINARY STATEMENTS
A.    The Debtors and the Agent are parties to that certain Fourth Amended and Restated Security Agreement dated as of November 25, 2013 (such Fourth Amended and Restated Security Agreement, as the same may from time to time be amended, modified or restated, being hereinafter referred to as the “Security Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Security Agreement.
B.    Pursuant to the Security Agreement, the Debtors granted to the Agent, among other things, a continuing security interest in all Commercial Tort Claims.
C.    The Debtor has acquired a Commercial Tort Claim, and executes and delivers this Supplement to confirm and assure the Agent's security interest therein.
NOW, THEREFORE, in consideration of the benefits accruing to the Debtors, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor agrees as follows:
1.    In order to secure payment of the Obligations, whether now existing or hereafter arising, the Debtor does hereby grant to the Agent a continuing lien on and security interest in the Commercial Tort Claim described below:
____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
2.    Schedule F (Commercial Tort Claims) to the Security Agreement is hereby amended to include reference to the Commercial Tort Claim referred to in Section 1 above. The Commercial Tort Claim described herein is in addition to, and not in substitution or replacement for, the

Commercial Tort Claims heretofore described in and subject to the Security Agreement, and nothing contained herein shall in any manner impair the priority of the liens and security interests heretofore granted by the Debtors in favor of the Agent under the Security Agreement.
3.    The Debtor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Agent may deem necessary or proper to carry out more effectively the purposes of this Supplement.
4.    No reference to this Supplement need be made in the Security Agreement or in any other document or instrument making reference to the Security Agreement, any reference to the Security Agreement in any of such items to be deemed a reference to the Security Agreement as supplemented hereby. The Debtor acknowledges that this Supplement shall be effective upon its execution and delivery by the Debtor to the Agent, and it shall not be necessary for the Agent to execute this Supplement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.
5.    This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois (without regard to principles of conflicts of law).
[INSERT NAME OF DEBTOR]
By
Name
Title ________________________________

G-2

SCHEDULE H
ASSUMPTION AND SUPPLEMENTAL SECURITY AGREEMENT
THIS AGREEMENT dated as of this _____ day of ______________, 200__ from [new debtor], a __________ corporation/limited liability company/partnership (the “New Debtor”), to Bank of Montreal (“BMO”), as administrative agent for the Secured Creditors (defined in the Security Agreement hereinafter identified and defined) (BMO acting as such administrative agent and any successor or successors to BMO in such capacity being hereinafter referred to as the “Agent”);
WITNESSETH THAT:
WHEREAS, EMCOR Group, Inc. (the “Company”) and certain other parties have executed and delivered to the Agent that certain Fourth Amended and Restated Security Agreement dated as of November 25, 2013 or supplements thereto (such Fourth Amended and Restated Security Agreement, as the same may from time to time be modified or amended, including supplements thereto which add additional parties as Debtors thereunder, being hereinafter referred to as the “Security Agreement”) pursuant to which such parties (the “Existing Debtors”) have granted to the Agent for the benefit of the Secured Creditors a lien on and security interest in such Existing Debtors’ Collateral (as such term is defined in the Security Agreement) to secure the Obligations (as such term is defined in the Security Agreement) of the Borrowers referred to therein owing to the Agent and the Secured Creditors arising out of or related to the Credit Agreement referred to therein; and
WHEREAS, the Borrowers provide the New Debtor with substantial financial, managerial, administrative, technical and design support and the New Debtor will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Secured Creditors to the Borrowers;
NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrowers by the Secured Creditors from time to time, the New Debtor hereby agrees as follows:
1.    The New Debtor acknowledges and agrees that it shall become a “Debtor” party to the Security Agreement effective upon the date the New Debtor’s execution of this Agreement and the delivery of this Agreement to the Agent, and that upon such execution and delivery, all references in the Security Agreement to the terms “Debtor” or “Debtors” shall be deemed to include the New Debtor. Without limiting the generality of the foregoing, the New Debtor hereby repeats and reaffirms all grants (including the grant of a lien and security interest), covenants, agreements, representations and warranties contained in the Security Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral from time to time owned by the New Debtor or in which the New Debtor from time to time has any rights. Without limiting the foregoing, in order to secure payment of the Obligations, whether now existing or hereafter arising, the New Debtor does hereby grant to the Agent for the benefit of the Secured Creditors, and hereby agrees that the Agent has and shall continue to have for the benefit of the Secured Creditors a continuing security interest in, among other things, all of the New Debtor’s Collateral (as such term is defined in the Security Agreement), including, without limitation, all of the New Debtor’s Receivables, Leases, General Intangibles, Inventory, Equipment, Investment Property, Pledged Notes, and all of the other Collateral described in , and subject to the limitations set forth in, Section 2 of the Security Agreement, each and all of such granting clauses being incorporated herein by reference with the same force and effect as if set forth in their entirety except that all references in such clauses to the Existing Debtors or any of them shall be deemed to include references to the New Debtor. Nothing contained herein shall in any manner impair the priority of the liens and security interests heretofore granted in favor of the Agent under the Security Agreement.
2.    Schedules A-F to the Security Agreement shall be supplemented by the information stated below with respect to the New Debtor:
SUPPLEMENT TO SCHEDULE A

Name of Debtor (And Organization No.)	Chief Executive Office	Additional Places of Business	Location of Collateral Held by Debtor

SUPPLEMENT TO SCHEDULE B

Debtor’s Name	Prior Legal Name	Trade Names/ Names in Past 5 Years

SUPPLEMENT TO SCHEDULE C
INTELLECTUAL PROPERTY RIGHTS

__________________________________
__________________________________

H-2

SUPPLEMENT TO SCHEDULE D

Investment Property
__________________________________
__________________________________
SUPPLEMENT TO SCHEDULE E

Deposit Accounts
__________________________________
__________________________________
SUPPLEMENT TO SCHEDULE F

Commercial Tort Claims
_________________________
_________________________
3.    The New Debtor hereby acknowledges and agrees that the Obligations are secured by all of the Collateral according to, and otherwise on and subject to, the terms and conditions of the Security Agreement to the same extent and with the same force and effect as if the New Debtor had originally been one of the Existing Debtors under the Security Agreement and had originally executed the same as such an Existing Debtor.
4.    All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Security Agreement, except that any reference to the term “Debtor” or “Debtors” and any provision of the Security Agreement providing meaning to such term shall be deemed a reference to the Existing Debtors and the New Debtor. Except as specifically modified hereby, all of the terms and conditions of the Security Agreement shall stand and remain unchanged and in full force and effect.

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5.    The New Debtor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Agent may reasonably deem necessary or proper to carry out more effectively the purposes of this Agreement.
6.    No reference to this Agreement need be made in the Security Agreement or in any other document or instrument making reference to the Security Agreement, any reference to the Security Agreement in any of such to be deemed a reference to the Security Agreement as modified hereby.
7.    This Agreement shall be governed by and construed in accordance with the State of Illinois (without regard to principles of conflicts of law).
[NEW DEBTOR]

By
Name
Title ________________________________

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